UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.)

Filed by the Registrant	☒

Filed by a Party other than the Registrant	☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12
ACV AUCTIONS INC.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

2026 PROXY STATEMENT

JEEP COMPASS
Audio Motor Profile
Virtual Lift

On behalf of the Board of Directors, it is our pleasure to invite you to the Annual Meeting of Shareholders of ACV Auctions Inc. on May 27, 2026 at 4:00 p.m., Eastern Time. The Annual Meeting will be held in a virtual-only meeting format, via live webcast. Registration to attend the Annual Meeting is available at www.proxydocs.com/ACVA. The Notice of Annual Meeting of Shareholders and the Proxy Statement contain details of the business to be conducted during the Annual Meeting.

In 2025, the ACV team further executed on our mission to transform the automotive industry, resulting in strong financial performance and market share gains, while delivering best-in-class services to our dealer and commercial partners. We also delivered key enhancements to ACV’s marketplace, drove adoption of our suite of dealer solutions and invested in exciting new product areas to expand our addressable market. All of this was accomplished during another year of challenging market dynamics in the automotive wholesale market.

In addition to the highlights shown below, in 2025 ACV:

•	Expanded our marketplace to approximately 37,000 buyers and sellers

•	Delivered our second year of positive Adjusted EBITDA profitability with year-over year growth

•	Expanded our total addressable market by executing on our commercial wholesale strategy.

Looking forward, we remain excited about the tremendous opportunity for ACV to address a large and complex industry that is still early in its adoption of digital solutions. By executing on this opportunity, we expect to deliver significant shareholder value over time. Our strategy to deliver on ACV’s vision remains underpinned by three key pillars: Growth, Innovation and Scale.

We drive Growth by transforming the automotive market with the leading AI data-driven platform, creating the most trusted and efficient marketplaces in the industry. Our Innovation engine delivers technology that extends ACV’s competitive moat and creates additional growth vectors in adjacent markets with an expanding AI-enabled suite of products and data services. Our proven business model delivers growth at Scale with attractive unit economics and operating leverage.

ACV’s success would not be possible without the dedicated hard work and creativity of our people, the strategic relationships we’re building with our dealer and commercial partners, and the support and encouragement from our Shareholders.

Lastly, we remain true to our beliefs. We will continue to deliver on our mission to bring transparency, trust and efficiency to the markets we serve. We will continue to keep the needs of our dealer and commercial partners at the center of our decision-making. We will continue to pursue growth, which includes our investment in training, tools, technology and our product roadmap. We will continue to innovate and expand the breadth of our marketplace into adjacent markets, and expand our data-driven offerings, both organically and through targeted acquisitions. We will continue to invest in our people and culture.

Thank you for joining us on our journey.

GEORGE CHAMOUN Chief Executive Officer April 16, 2026

19%	revenue growth year over year
$10.4B	GMV sold on our marketplaces
4M	vehicles sold since launching ACV

 NOTICE OF ANNUAL MEETING

 OF SHAREHOLDERS

DATE Wednesday, May 27, 2026	TIME 4:00 P.M. (Eastern Daylight Time)	LOCATION Register at www.proxydocs.com/ACVA

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders (the “Annual Meeting”) of ACV Auctions Inc. (the “Company”) on Wednesday, May 27, 2026 at 4:00 p.m., Eastern Time. The Annual Meeting will be held in a virtual-only meeting format, via live webcast available at www.proxydocs.com/ACVA.

THE ANNUAL MEETING WILL BE HELD FOR THE FOLLOWING PURPOSES:

•	Elect the two Class II directors named in this Proxy Statement: Brian Hirsch and Eileen Kamerick;

•	Approve, on a non-binding, advisory basis, the compensation of our named executive officers;

•	Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026, and

•	Transact such other business as may properly come before the Annual Meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

We encourage you to attend the Annual Meeting online. The live webcast will provide you with the ability to participate in the Annual Meeting, vote your shares, and ask questions. In order to do so, you must register prior to the start of the meeting at www.proxydocs.com/ACVA. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the Annual Meeting and will permit you to submit questions.

The record date for the Annual Meeting is April 1, 2026. Please note that only shareholders of record at the close of business on that date are entitled to receive notice of, and to vote at, the Annual Meeting.

Please refer to the “Voting Information” section of the accompanying proxy statement for additional details.

By Order of the Board of Directors

LEANNE FITZGERALD Chief Legal Officer and Secretary Buffalo, New York April 16, 2026

Whether or not you expect to attend the Annual Meeting, please vote by telephone or through the internet, or, if you receive a paper proxy card by mail, by completing and returning the proxy card mailed to you, as promptly as possible to ensure your representation at the Annual Meeting. Voting instructions are provided in the Notice of Internet Availability of Proxy Materials, or, if you receive a paper proxy card by mail, the instructions are printed on your proxy card and included in the accompanying Proxy Statement.

2026 PROXY STATEMENT	i

This Proxy Statement includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may appear throughout this report, including the Letter from our Chief Executive Officer (or “CEO”), the Proxy Summary and Board and Executive Compensation. These forward-looking statements generally are identified by anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will” or “would” or the negative of these words or other similar terms or expression. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties that may cause actual results to differ materially. We describe risks and uncertainties that could cause actual results and events to differ materially in “Risk Factors,” “Quantitative and Qualitative Disclosures About Market Risk” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our Forms 10-K and 10-Q. We undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events, or otherwise.

 PROXY STATEMENT

For the 2026 Annual Meeting of Shareholders

This proxy statement (this “Proxy Statement”) is furnished in connection with the solicitation by ACV Auctions Inc. (“we,” “us,” “our,” “ACV,” “ACV Auctions,” or the “Company”) on behalf of the Board of Directors (the “Board” or the “Board of Directors”) of proxies for use at the 2026 Annual Meeting of Shareholders of the Company to be held virtually on Wednesday, May 27, 2026 at 4:00 p.m. Eastern Time, at www.proxydocs.com/ACVA (the “2026 Annual Meeting”.)

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 27, 2026

We have elected to provide access to our proxy materials over the internet under the Securities and Exchange Commission’s (“SEC”) “notice and access” rules. We believe electronic delivery will expedite the receipt of materials and will help lower costs and reduce the environmental impact of our annual meeting materials. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”).

The Notice will provide instructions as to how shareholders may access and review the proxy materials, including the Notice of Annual Meeting of Shareholders, this Proxy Statement, and the 2025 Annual Report on Form 10-K, on the website referred to in the Notice or, alternatively, how to request that a copy of the proxy materials, including a proxy card, be sent to them by mail. The Notice will also provide voting instructions. Please note that, while our proxy materials are available at the website referenced in the Notice, and our Notice of Annual Meeting of Shareholders, this Proxy Statement and the 2025 Annual Report on Form 10-K are available on investors.acvauto.com, no other information contained on either website is incorporated by reference in or considered to be a part of this document.

We intend to mail the Notice on or about April 16, 2026 to all shareholders of record entitled to vote at the Annual Meeting. The proxy materials, including the Notice of Annual Meeting of Shareholders, this Proxy Statement, and the Annual Report on Form 10-K for the year ended December 31, 2025 will be made available to shareholders on www.proxydocs.com/ACVA on the same date.

2026 PROXY STATEMENT	1

 PROXY SUMMARY

This Proxy Statement provides information for shareholders of ACV, as part of the solicitation of proxies by the Company and its Board of Directors from holders of the outstanding shares of the Company’s common stock for use at the 2026 Annual Meeting.

In this section, we highlight certain information discussed in more detail in this Proxy Statement. As it is only a summary, we encourage you to read the entire Proxy Statement before voting.

Annual Meeting of Shareholders 2026

DATE May 27, 2026	TIME 4:00 P.M. Eastern Time	LOCATION The Annual Meeting will be held virtually. In order to attend the Annual Meeting, you must register at www.proxydocs.com/ACVA.	MAILING DATE The Notice of Annual Meeting of Shareholders, Proxy Statement, and proxy card are first being made available or mailed on or about April 16, 2026.	RECORD DATE April 1, 2026

Proposals for Shareholder Voting

	OUR BOARD’S VOTING RECOMMENDATION	PAGE FOR DETAILS

PROPOSAL 1: Election of the two Class II Directors named in this Proxy Statement	FOR both nominees	6

PROPOSAL 2: Approval, on a non-binding, advisory basis, of the compensation of our named executive officers	FOR	27

PROPOSAL 3: Ratification of Appointment of Ernst & Young LLP as our independent registered public accounting firm	FOR	57

Voting Instructions

For additional voting instructions, please see the Questions and Answers About the Meeting and Voting section of this Proxy Statement beginning on page 67.	INTERNET Before the Annual Meeting by following the instructions on the proxy card	PHONE Call 1-866-425-1701 Toll-free from the U.S. or Canada	MAIL Return the completed and signed proxy card	VIRTUAL ANNUAL MEETING Pre-register and vote online by attending the meeting through www.proxydocs.com/ACVA

2026 PROXY STATEMENT	3

PROXY SUMMARY

Business Overview

ACV is on a mission to transform the automotive industry by building the most trusted and efficient digital marketplace and data solutions for sourcing, selling, and managing used vehicles with transparency and comprehensive insights that were once unimaginable.

We provide a highly efficient and vibrant marketplace platform (“marketplace platform” or “marketplace”) for wholesale vehicle transactions and data services that offer transparent and accurate vehicle information to our customers. Our marketplace platform leverages data insights and technology to power our digital marketplace and data services, enabling our dealers and commercial partners to buy, sell, and value vehicles with confidence and efficiency. Our marketplace platform is also supported by remarketing centers in various locations throughout the United States. We strive to solve the challenges that the used automotive industry has faced for generations and provide powerful technology-enabled capabilities to our dealers and commercial partners who fulfill a critical role in the automotive ecosystem. We help dealers source and manage inventory and accurately price their vehicles as well as process payments, transfer titles, manage arbitrations, and finance and transport vehicles. Our marketplace platform includes the services below.

$760M Revenue 19% increase YOY	$678M Marketplace and Service Revenue 18% increase YOY	829,276 Marketplace Units 12% increase YOY

DIGITAL MARKETPLACE

Connects buyers and sellers of wholesale vehicles in an intuitive and efficient manner. Our core digital marketplace offerings are auctions in varying formats, which facilitate real-time transactions of wholesale vehicles, and are accessible across multiple platforms including mobile apps, desktop, and directly through our application programming interface (API) integration. We also offer transportation, financing and assurance services to facilitate the entire transaction journey.

REMARKETING CENTERS

Provides an additional channel to provide dealers and commercial partners with auction services. At remarketing centers, vehicles may be auctioned onsite and/or launched into the digital marketplace. Additional services are offered at remarketing centers that are important to servicing commercial partners.

DATA SERVICES

Offers insights into the condition and value of used vehicles for transactions both on and off our marketplace and help dealers, their end consumers, and commercial partners make more informed decisions and transact with confidence and efficiency. We enable dealers to manage their inventory and set pricing more effectively while turning vehicles faster and maximizing profit by leveraging predictive analytics informed by artificial intelligence, and market data.

DATA AND TECHNOLOGY

Underpins everything we do, powers our vehicle inspections, comprehensive vehicle intelligence reports, digital marketplace, remarketing centers, inventory management software, and operations automation.

Director Nominees

BRIAN HIRSCH

Co-founder and Managing Partner of Tribeca Venture Partners and member of the Board for ACV

DIRECTOR SINCE: 2016

AGE: 52

INDEPENDENT: Yes

COMMITTEES:

Compensation

EILEEN KAMERICK

Adjunct law professor, former CFO of multiple companies, and member of the Board for ACV

DIRECTOR SINCE: 2020

AGE: 67

INDEPENDENT: Yes

COMMITTEES:

Audit (Chair)

Nominating and Corporate Governance

4	ACV AUCTIONS

PROXY SUMMARY

We power our marketplace with technology-driven products and value-added services that address the entire transaction journey, ranging from pre-inspection scheduling to post-auction services including title transferability verification, payment processing, financing, and transportation, and facilitate transactions both on and off our marketplace. Our comprehensive suite of services includes ACV Transportation, ACV Capital, and our Customer Assurance offerings, which help create a seamless and frictionless buying and selling experience for our customers to further enhance our marketplace platform. We also provide data services to our customers for use outside of our marketplace. Our ACV MAX inventory management system enables dealers to accurately price their wholesale and retail inventory. We also offer ClearCar, an artificial intelligence-powered suite of tools for dealers to build and enhance their trade-in process. We believe the data and technology services enabled by our marketplace platform can bring value to the entire automotive industry and transform both wholesale and retail markets.

2026 PROXY STATEMENT	5

 PROPOSAL 1

 ELECTION OF DIRECTORS

INFORMATION REGARDING DIRECTOR NOMINEES AND CURRENT DIRECTORS

Our Board currently consists of seven members and is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. At each Annual Meeting of shareholders, the successors to directors whose terms then expire will be elected to serve from the time of election until the third annual meeting following their election.

Set forth below is biographical information for the director nominees and each director whose term of office will continue after the Annual Meeting. This includes information regarding each director’s experience, qualifications, attributes or skills that led our Board to recommend them for board service.

NOMINEES FOR ELECTION AT THE 2026 ANNUAL MEETING OF SHAREHOLDERS (CLASS II)

INDEPENDENT DIRECTOR SINCE: 2016 AGE: 52 COMMITTEES: Compensation	OTHER PUBLIC COMPANY BOARDS (PAST FIVE YEARS): • Katapult Holdings, Inc.

SKILLS:

• Public Company Board Experience • Executive Leadership • Industry (Automotive, eCommerce, Retail) • Strategy	• Oversight, Corporate Governance & Risk Management • Innovative Technologies and AI Experience

Brian Hirsch has decades of experience providing guidance and advice to early-to-mid-stage growth companies. His work with dozens of technology companies and companies across varying industries provides insight into the latest trends and strategic opportunities.

SKILLS AND QUALIFICATIONS

•

Mr. Hirsch is a Co-Founder and Managing Partner of Tribeca Venture Partners (“TVP”), which he formed in 2011. He has led investments for entrepreneurial startups and high growth companies in numerous sectors, including marketplaces, fintech, SaaS, edtech and consumer related businesses giving him a diverse set of knowledge and skills.

•

Mr. Hirsch’s leadership and entrepreneurship prior to founding TVP includes his role as founder and Managing Director of Greenhill SAVP, the venture capital arm of Greenhill & Co., Inc., from 2006 to 2011. In total, Mr. Hirsch has been a venture capitalist and early-stage tech investor for over 28 years.

•	Mr. Hirsch has been an early investor in five companies over the last fourteen years alone that have either become unicorns ($1B+ valuation) or fund returners.

•	In addition to ACV Auctions, he currently serves on the boards of numerous private technology companies.

•	Mr. Hirsch holds a B.A. in economics and American studies from Brandeis University

6	ACV AUCTIONS

PROPOSAL 1: ELECTION OF DIRECTORS

INDEPENDENT DIRECTOR SINCE: 2020 AGE: 67 COMMITTEES: Audit (Chair) Nominating and Corporate Governance	OTHER PUBLIC COMPANY BOARDS (PAST FIVE YEARS): • Legg Mason closed-end funds • Valic Company I • Associated Banc-Corp • Hochschild Mining, plc

SKILLS:

• Public Company Board Experience • Executive Leadership • Financial Experience or Capital (Lending) Experience • Industry (Automotive, eCommerce, Retail)	• Strategy • Human Capital Management • Oversight, Corporate Governance & Risk Management

Eileen Kamerick brings more than two decades of executive leadership experience to the Board. She has managed the financial operations of both public and private companies, holds and has held board positions on public company boards, and serves as an adjunct professor at leading law schools where she teaches corporate governance and corporate finance. Ms. Kamerick is considered an audit committee financial expert as established by the U.S. Securities and Exchange Commission.

SKILLS AND QUALIFICATIONS

•

Ms. Kamerick has served as Chief Financial Officer at several leading companies, including Houlihan Lokey, Heidrick & Struggles International, Inc., Leo Burnett, and BP Amoco Americas, bringing deep expertise in finance, performance management and governance.

•

Ms. Kamerick currently serves as an independent director of VALIC Company I, where she is Chairman of the Audit Committee, and as Chairman of the closed-end funds of Legg Mason, a mutual fund complex with approximately $10 billion in assets. She previously served on the board of Hochschild Mining plc from November 2016 to June 2023 and as a trustee for 24 AIG and Anchor Trust Funds from January 2018 through December 2021. In addition, she has chaired the Audit Committee for IRI, ServiceMaster, Stelmar Shipping, and Associated Bank.

•

Ms. Kamerick is an adjunct professor at the law schools of University of Chicago, Georgetown University, Yale University, and University of Iowa, and consults as a recognized leader on corporate governance and financial strategy matters.

•

Ms. Kamerick is a Board Leadership Fellow of the National Association of Corporate Directors (NACD), has earned the NACD Directorship Certification and the CERT Certificate in Cybersecurity Oversight, and in 2022 was recognized as an NACD Directorship 100 honoree.

•	Ms. Kamerick holds a B.A. in English literature from Boston College, and an MBA in finance and JD from the University of Chicago.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH CLASS II DIRECTOR NOMINEE NAMED ABOVE

Mr. Hirsch and Ms. Kamerick are both currently members of our Board and have been nominated for reelection to serve as Class II directors. Both of these nominees have agreed to stand for reelection at the Annual Meeting. Our management has no reason to believe that either nominee will be unable to serve. If elected at the Annual Meeting, each of these nominees would serve until the Annual Meeting of Shareholders to be held in 2029 and until his or her successor has been duly elected, or if sooner, until the director’s death, resignation or removal.

Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named above. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by us or the Board may reduce its size.

2026 PROXY STATEMENT	7

PROPOSAL 1: ELECTION OF DIRECTORS

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2027 ANNUAL MEETING OF SHAREHOLDERS (CLASS III)

INDEPENDENT DIRECTOR SINCE: 2020 AGE: 53 COMMITTEES: Nominating and Corporate Governance (Chair)	OTHER PUBLIC COMPANY BOARDS (PAST FIVE YEARS): • Ocugen, Inc.

SKILLS:

• Public Company Board Experience • Executive Leadership • Industry (Automotive, eCommerce, Retail) • Strategy	• Human Capital Management • Oversight, Corporate Governance, & Risk Management • Sales & Marketing

Ms. Castillo’s significant business, management and leadership experience with innovative companies brings new ideas and thoughtful insight to our Board. Her leadership and director roles for both public and private companies, and specifically those in the transportation and logistics industry, provides oversight and industry knowledge especially helpful to growing our transportation business.

SKILLS AND QUALIFICATIONS

•	Ms. Castillo most recently served as Chief Operating Officer of GlobalTranz Enterprises, Inc. (“GlobalTranz”) from May 2017 to November 2018.

•	Ms. Castillo previously served as Chief Executive Officer of Logistics Planning Services (“LPS”) from September 2012 until its acquisition by GlobalTranz in May 2017.

•	Ms. Castillo also served as Chief Operating Officer of LPS from September 2010 to September 2012.

•	Since April 2020, Ms. Castillo has served on the board of directors of Ocugen, Inc. She has also served on the board of directors of The Marvin Companies since April 2019.

•	Ms. Castillo holds a B.S. from the University of Minnesota and a Global Executive M.B.A. from Duke Fuqua School of Business.

8	ACV AUCTIONS

PROPOSAL 1: ELECTION OF DIRECTORS

INDEPENDENT DIRECTOR SINCE: 2020 AGE: 61 COMMITTEES: Audit	OTHER PUBLIC COMPANY BOARDS (PAST FIVE YEARS): • M&T Bank Corporation

SKILLS:

• Public Company Board Experience • Executive Leadership • Financial Experience or Capital (Lending) Experience • Industry (Automotive, eCommerce, Retail) • Strategy	• Human Capital Management • Oversight, Corporate Governance, & Risk Management • Global Business

Mr. Jones brings exceptional financial, executive, and management experience gained through his experience as a CPA, CFO and CEO. He led and worked with M&T and M&T Bank throughout its years of growth and lends insight and perspective as we grow our company.

SKILLS AND QUALIFICATIONS

•

Mr. Jones serves as Chairman of the Board of Directors and Chief Executive Officer of M&T Bank Corporation (“M&T”) and its principal banking subsidiary, Manufacturers and Traders Trust Company (“M&T Bank”), positions he has held since December 2017. Mr. Jones is also a member of the Executive Committee of M&T and M&T Bank.

•

Mr. Jones joined M&T Bank in 1992 and held a number of roles there prior to his elevation to Chairman of the Board of Directors and Chief Executive Officer, including Executive Vice President of M&T from 2006 to 2017, Chief Financial Officer of M&T and M&T Bank from 2005 to 2016 and Vice Chairman of M&T Bank from 2014 to 2017.

•

Mr. Jones is a director and member of the Audit and Risk Committee and Management and Budget Committee of the Federal Reserve Bank of New York and previously served as a member of the Federal Advisory Council of the Federal Reserve Board.

•	Mr. Jones serves as a steward for the Council for Inclusive Capitalism and as Chairman of the Bank Policy Institute.

•

Mr. Jones is also on the Board of Trustees of Boston College, a member of the UB Council of the State University of New York at Buffalo, and a director of the Pan-Massachusetts Challenge, Inc., a nonprofit that raises money for adult and pediatric cancer treatment and research.

•	Mr. Jones holds a B.S. in management science from Boston College and an M.B.A. with concentrations in finance, organization and markets from the University of Rochester Simon School of Business.

2026 PROXY STATEMENT	9

PROPOSAL 1: ELECTION OF DIRECTORS

INDEPENDENT DIRECTOR SINCE: 2021 AGE: 55 COMMITTEES: Audit Compensation	OTHER PUBLIC COMPANY BOARDS (PAST FIVE YEARS): • Rosecliff Acquisition Corp I • Wheels Up Partners Holdings LLC

SKILLS:

• Public Company Board Experience • Executive Leadership • Financial Experience or Capital (Lending) Experience • Industry (Automotive, eCommerce, Retail) • Strategy	• Human Capital Management • Oversight, Corporate Governance & Risk Management • Global Business

Mr. Radecki has diverse experience in investment and advisory services as a private angel investor and is an audit committee financial expert. His leadership and financial roles at public companies, including as a CEO and CFO, bring critical skills and strategic insight to both the Audit Committee and the Board.

SKILLS AND QUALIFICATIONS

•

Mr. Radecki currently serves as the Founder, Chief Executive Officer and member of the board of directors of Rapa Therapeutics, a clinical stage start-up biotechnology company spun out of the National Cancer Institute in September 2017.

•	Mr. Radecki is also an active angel investor, with investments across several industries in companies at various stages of the corporate lifecycle.

•

From 1997 to 2016, Mr. Radecki held various senior operational and financial roles at CoStar Group Inc. (“CoStar”) including serving as its Chief Financial Officer from 2007 to 2015. While at CoStar, Mr. Radecki helped lead the company’s initial public offering in 1998, along with subsequent equity offerings and several acquisitions.

•

Prior to joining CoStar, Mr. Radecki served as Accounting Manager at Axent Technologies, Inc. Earlier in his career, Mr. Radecki worked at Azerty, Inc. and the public accounting firm, Lumsden & McCormick, LLP, both based in Buffalo, New York.

•	Mr. Radecki received a B.S. in business administration and a dual degree in both accounting and finance from the State University of New York at Buffalo.

10	ACV AUCTIONS

PROPOSAL 1: ELECTION OF DIRECTORS

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2028 ANNUAL MEETING OF SHAREHOLDERS (CLASS I)

DIRECTOR SINCE: 2016 AGE: 51 COMMITTEES: None	OTHER PUBLIC COMPANY BOARDS (PAST FIVE YEARS):

SKILLS:

• Executive Leadership • Industry (Automotive, eCommerce, Retail) • Strategy • Human Capital Management	• Innovative Technologies and AI Experience • Global Business • Sales & Marketing

Mr. Chamoun entrepreneurial history, experience building and growing companies, and his executive and managerial roles lend innovation, integrity and leadership to our company both in his role as CEO and as a board member. Mr. Chamoun’s 10 years of leadership at the Company has provided him with valuable institutional knowledge.

SKILLS AND QUALIFICATIONS

•	Mr. Chamoun has served as our Chief Executive Officer since September 2016 overseeing the growth of ACV from an early-stage startup to a unicorn and then to a thriving public company.

•

Prior to joining us, Mr. Chamoun held various positions at Synacor, Inc. (“Synacor”) and prior to departing Synacor in September 2016, most recently served as its President of Service Provider Sales and Marketing.

•

Mr. Chamoun co-founded Synacor’s predecessor company, Chek, Inc., and served as its Chief Executive Officer from January 1998 until he led the acquisition of MyPersonal.com, Inc. in December 2000 to form Synacor.

•	Mr. Chamoun currently serves as chairman of Launch NY, a nonprofit organization supporting the start-up ecosystem in upstate New York.

•	Mr. Chamoun holds a B.A. in political science from the State University of New York at Buffalo.

2026 PROXY STATEMENT	11

PROPOSAL 1: ELECTION OF DIRECTORS

INDEPENDENT DIRECTOR SINCE: 2017 AGE: 65 COMMITTEES: Compensation (Chair)	OTHER PUBLIC COMPANY BOARDS (PAST FIVE YEARS): • CS Disco

SKILLS:

• Public Company Board Experience • Executive Leadership • Human Capital Management • Strategy	• Oversight, Corporate Governance & Risk Management • Global Business • Sales and Marketing

Mr. Goodman brings almost 30 years of investing and leadership experience, including as a leading investor in software, mobile and B2B marketplaces. Mr. Goodman has been on our board since 2017 and knows the company well. He acts as a strategic advisor for our company based on a foundation built over many years advising companies through his director positions.

SKILLS AND QUALIFICATIONS

•

Mr. Goodman is a Managing Partner and Director at Bessemer Venture Partners, a venture capital and private equity firm which he joined in 1998 and is a Managing Member of Deer Management Co. LLC, the management company for Bessemer Venture Partners’ investment funds, including Bessemer Venture Partners IX L.P., Bessemer Venture Partners IX Institutional L.P. and 15 Angels III LLC. He is also Director, President and CEO of Bessemer Securities Corporation.

•	Prior to joining Bessemer Venture Partners, Mr. Goodman founded and served as the Chief Executive Officer of three privately held telecommunications companies.

•

Mr. Goodman served on the board of directors of Blue Apron Holdings from November 2015 to December 2019, is currently a member of the board of directors of CS Disco (his only public company board), and he is or has been a member of the boards of directors of a number of other portfolio companies of Bessemer Venture Partners in the areas of software, mobile and business-to-business marketplace.

•	Mr. Goodman holds a B.A. in Latin American studies from Brown University and an M.B.A. from Columbia University.

12	ACV AUCTIONS

 BOARD OF DIRECTORS AND

 CORPORATE GOVERNANCE

Independence of Our Board of Directors

Our Common Stock is listed on the New York Stock Exchange (“NYSE”). Under the NYSE listing standards and the rules of the SEC, including Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), a majority of the members of our Board must qualify as “independent,” as affirmatively determined by our Board.

After review in accordance with the independence standards of NYSE and the SEC of all relevant identified transactions or relationships between each director, and any of his or her family members, and ACV, our senior management and our independent auditors, our Board has affirmatively determined that the following six of our seven directors are independent directors within the meaning of the applicable NYSE listing standards: Ms. Castillo, Mr. Goodman, Mr. Hirsch, Mr. Jones, Ms. Kamerick and Mr. Radecki. The Board has also determined that each member of our standing committees is independent within the meaning of both NYSE’s and the SEC’s director independence standards. In making these determinations, each of our directors provided information regarding whether such director, or any member of his or her immediate family, had a direct or indirect material interest in any transaction involving ACV, or received personal benefits outside the scope of such person’s normal consideration. Mr. Chamoun is not independent due to his position as our Chief Executive Officer.

In making this determination, our Board considered the applicable listing standards and rules and the current and prior relationships that each non-employee director has with our Company and all other facts and circumstances our Board deemed relevant in determining their independence, including their beneficial ownership of our capital stock and the transactions involving them described in “Transactions with Related Persons.”

There are no family relationships among any of our directors or executive officers.

86% of our Board is independent

Board Leadership Structure

Our current Board has an independent chair, Mr. Goodman. Our Corporate Governance Guidelines provide our Board of Directors with flexibility to select the appropriate leadership structure based on the specific needs of our business and the best interests of our shareholders. If the Chairperson of the Board is not independent, the Board may appoint a Lead Independent Director upon the recommendation of the Nominating & Corporate Governance Committee, which will be a director who qualifies as independent under the applicable rules of NYSE.

Composition and Evaluation of our Board

Our Board believes having a broad, diverse range of experiences, perspectives, and backgrounds strengthens its ability to effectively oversee our management and strategy, and position ACV to deliver long-term value for our shareholders. The Nominating and Corporate Governance Committee is responsible for evaluating current Board members, identifying qualified candidates to become directors, and recommending to the Board director nominees. The Board’s goal is to have members who possess relevant expertise, experiences upon which to be able to offer advice and guidance to management, have sufficient time to devote to the affairs of ACV, demonstrate excellence, have the ability to exercise sound business judgment, and have the commitment to rigorously represent the long-term interests of our shareholders.

Each year, the Nominating and Corporate Governance Committee leads an evaluation process to assess the current Board members’ qualifications, performance and contributions to the Board before making a recommendation to the Board for nomination of directors. In 2025, the independent Chair of the Nominating and Corporate Governance Committee, as part of the

14	ACV AUCTIONS

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

evaluation process, conducted one-on-one interviews of each of the directors to gather input for such evaluation and determine if any changes were needed to the Board or any of the Committees. Based on this process, the Nominating and Corporate Governance Committee recommended the re-election of two current board members to the Board and engaged a third party to develop a pipeline of potential future board candidates, regardless of current vacancies, as part of ongoing planning and development. The Board aims to maintain a mix of experienced, longer-tenured directors who possess deep institutional knowledge along with newer directors who may lend new insights. Our Board is made up of directors who have been members of the Board for more than 9 years and members for less than 5 years and range in age from 51 to 67, with an average age of approximately 58. Overall, the goal is to maintain a well-balanced composition that combines a variety of experiences, backgrounds, skills, and perspectives to guide ACV effectively in the pursuit of our strategic objectives. Below is a matrix of the skills and experiences represented on our Board.

Director Skills Matrix

KEY EXPERIENCE AND SKILLS

Public Company Board Experience

Experience serving on public company boards and knowledge of governance best practices, enabling effective oversight and management of ACVA’s Board dynamics and initiatives that drive long-term value for ACVA shareholders.

Executive Leadership Significant senior leadership experience at a public company or similarly large and complex enterprise with insight into strategic decision-making and operational management.

Financial Experience or Capital (Lending) Experience

Expertise in financial reporting, accounting and audit processes to ensure robust internal controls for ACVA’s compliance, with direct experience managing capital lending structures to support disciplined financial oversight.

Industry (Automotive, eCommerce, Retail)

Strong background in automotive, ecommerce, or retail industries, with specialized experience in either scaling internet and/or digital commerce platforms, providing insights into digital trends, consumer behavior and competitive positioning for ACVA’s growth.

Strategy

Robust experience leading or advising on corporate strategy including investments, including assessing growth opportunities, strategic investment, mergers & acquisitions, and long-term planning to deliver sustainable growth.

Human Capital Management

Deep experience overseeing talent strategy aligned with business needs, including fostering a strong company culture, building a robust talent pipeline and succession planning, talent upskilling to drive sustainable value.

Oversight, Corporate Governance & Risk Management

Experience overseeing corporate governance and compliance or regulatory experience, which may include data, cybersecurity, or privacy, either at the company or board level.

Innovative Technologies and AI Experience

Experience directly with or overseeing corporate technology and innovation initiatives, including an understanding of opportunities for and the application of technology or AI tools for the purpose of supporting predictive pricing engines, vehicle inspection optimization, or analytics.

Global Business Track record of scaling businesses across international jurisdictions, with deep knowledge of driving growth across varied markets, economic conditions and regulatory environments.

Sales and Marketing

Ability to develop go-to-market strategies across large-scale operations, provide perspective on expanding market share and entering new markets to accelerate sales, while maintaining a strong brand reputation and positioning.

2026 PROXY STATEMENT	15

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Role of the Board of Directors in Risk Oversight

One of the key functions of our Board is informed oversight over, rather than direct management of, the risk management process our management is responsible for. As such, our directors have an active role, at the Board level and also at the committee level, in overseeing management of company risk. Our Board administers this oversight function directly through the Board as a whole, as well as through various standing committees of the Board that address risks inherent in their respective areas of oversight.

BOARD OF DIRECTORS Monitors and assesses strategic risk exposure, including the nature and degree of risk our Company faces

AUDIT COMMITTEE

•

Oversees management of our financial risk exposures

•

Oversees risks associated with cyber and information security, competition and regulation, and conflicts of interest

•

Oversees the performance of our internal audit function

COMPENSATION COMMITTEE • Oversees the management of risks relating to the Company’s compensation plans and arrangements • Evaluates succession plans for our executive officers

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

•

Oversees the composition of our Board and Committees and development of our directors

•

Oversees risks relating to sustainability policies, practices, disclosures and reporting

•

Evaluates the adequacy of our corporate governance practices and reporting

MANAGEMENT

Management reports to and seeks guidance from our Board and its committees with respect to the most significant risks that could affect our business, such as legal risks, cybersecurity, financial, tax and audit-related risks. Management provides our Audit Committee periodic reports on our risk programs and investment policy and practices.

Information Regarding Committees of the Board of Directors

Our Board has established a standing Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Our Board may establish other committees to facilitate the management of our business. Our Board has adopted a written charter for each of our committees, each of which is available to shareholders on our investor relations website at investors.acvauto.com.

Our Board has determined that each member of each standing committee meets the applicable NYSE rules and regulations regarding “independence” and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to us.

16	ACV AUCTIONS

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Board Committees

AUDIT COMMITTEE	6 MEETINGS IN 2025

Our Audit Committee consists of Mr. Jones, Ms. Kamerick and Mr. Radecki. Our Board has determined that each member of our Audit Committee satisfies the independence requirements under the listing standards of NYSE and Rule 10A-3(b)(1) of the Exchange Act. The chair of our Audit Committee is Ms. Kamerick. Our Board has determined both Ms. Kamerick and Mr. Radecki are “audit committee financial experts” within the meaning of SEC regulations. Each member of our Audit Committee can read and understand fundamental financial statements in accordance with applicable requirements. In arriving at these determinations, our Board has examined each Audit Committee member’s scope of experience and the nature of their employment in the corporate finance sector.	COMMITTEE CHAIR: Eileen A. Kamerick (Chair) OTHER MEMBERS: René F. Jones Brian Radecki

The primary purpose of the Audit Committee is to discharge the responsibilities of our Board with respect to our corporate accounting and financial reporting processes, systems of internal control and financial statement audits, and to oversee our independent registered public accounting firm. Specific responsibilities of our Audit Committee include:

Appointing a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;

Helping to ensure the independence and performance of the independent registered public accounting firm;

Helping to maintain and foster an open avenue of communication between management and the independent registered public accounting firm;

Discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;

Developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
Reviewing our policies on risk assessment and risk management;

Reviewing related party transactions;

Overseeing the scope, design, adequacy and effectiveness of our internal control over financial reporting and our disclosure controls and procedures;

Approving (or, as permitted, pre-approving) all audit and all permissible non-audit services to be performed by the independent registered public accounting firm; and

Oversees risks associated with cyber and information security, regulation, and conflicts of interest.

We believe that the composition and functioning of our Audit Committee complies with all applicable requirements of the Sarbanes-Oxley Act, and all applicable SEC and NYSE rules and regulations.

2026 PROXY STATEMENT	17

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

COMPENSATION COMMITTEE	4 MEETINGS IN 2025

Our Compensation Committee consists of Mr. Goodman, Mr. Hirsch and Mr. Radecki. The chair of our Compensation Committee is Mr. Goodman. Our Board has determined that each member of our Compensation Committee is independent under the listing standards of NYSE and is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act.	COMMITTEE CHAIR: Robert P. Goodman (Chair) OTHER MEMBERS: Brian Hirsch Brian Radecki

The primary purpose of our Compensation Committee is to discharge the responsibilities of our Board in overseeing our compensation policies, plans and programs and to review and determine, or recommend that our Board approve, the compensation to be paid to our executive officers, non-employee directors, and other senior management, as appropriate. Specific responsibilities of our Compensation Committee include:

Approving the retention of compensation consultants and outside service providers and advisors;

Reviewing and approving, or recommending that our Board approve, the compensation, individual and corporate performance goals and objectives and other terms of employment of our executive officers, including evaluating the performance of our Chief Executive Officer and, with his assistance, that of our other executive officers;

Reviewing and recommending to our Board the compensation of our Chief Executive Officer

Reviewing and recommending to our Board the compensation of our directors;

Administering our equity and non-equity incentive plans;
Reviewing our practices and policies of employee compensation as they relate to risk management and risk-taking incentives;

Reviewing and evaluating succession plans for the executive officers;

Reviewing and approving, or recommending that our Board approve, incentive compensation and equity plans; and

Reviewing and establishing general policies relating to compensation and benefits of our employees and reviewing our overall compensation philosophy.

We believe that the composition and functioning of our Compensation Committee complies with all applicable SEC and NYSE rules and regulations.

18	ACV AUCTIONS

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE	4 MEETINGS IN 2025

Our Nominating and Corporate Governance Committee consists of Ms. Castillo and Ms. Kamerick. The chair of our Nominating and Corporate Governance Committee is Ms. Castillo. Our Board has determined that each member of our Nominating and Corporate Governance Committee is independent under the listing standards of NYSE.	COMMITTEE CHAIR: Kirsten Castillo (Chair) OTHER MEMBERS: Eileen A. Kamerick

Specific responsibilities of our Nominating and Corporate Governance Committee include:

Identifying, evaluating, and selecting, or recommending that our Board approve, nominees for election to our Board and its committees;

Approving the retention of director search firms;

Evaluating the performance of our Board and of individual directors;

Considering the composition of our Board and its committees, including evaluating directors’ interests, experience, and independence along with requirements imposed by law and the stock exchange and the needs of the company, and making recommendations to our Board regarding any changes it sees as reasonable given such evaluation;

Considering and making recommendations to our Board or taking action related to sustainability matters; and

Evaluating the adequacy of our corporate governance practices and reporting.

We believe that the functioning of our Nominating and Corporate Governance Committee complies with all applicable SEC and NYSE rules and regulations.

2026 PROXY STATEMENT	19

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Compensation Committee Processes and Procedures

Our Compensation Committee generally meets quarterly and with greater frequency if necessary. The Compensation Committee also acts periodically by unanimous written consent in lieu of a formal meeting. The agenda for each meeting is usually developed by the Chairperson of the Compensation Committee, in consultation with management. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. Our Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation.

The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of ACV. In addition, under the charter, the Compensation Committee has the authority to obtain, at our expense, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisors engaged for the purpose of advising the Compensation Committee. In particular, the Compensation Committee has the authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms.

After taking into consideration the six factors prescribed by the SEC and NYSE that bear upon the determination of an advisor as independent, the Compensation Committee engaged Compensia, Inc. (“Compensia”) as its compensation consultant. The Compensation Committee requested that Compensia:

•	evaluate the efficacy of our existing compensation strategy and practices in supporting and reinforcing our long-term strategic goals; and

•	assist in refining our compensation strategy and in developing and implementing an executive compensation program to execute that strategy.

As part of its engagement, Compensia was requested by the Compensation Committee to review and update a comparative group of companies and to perform analyses of competitive performance and compensation levels for that group. Compensia ultimately developed recommendations that were presented to the Compensation Committee for its consideration and approved, which is further discussed in our Compensation Discussion & Analysis section.

Generally, the Compensation Committee’s process for determining executive compensation comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executive officers (including our NEOs, other than our Chief Executive Officer), the Compensation Committee solicits and considers evaluations and recommendations submitted to the committee by our Chief Executive Officer. The Compensation Committee discusses and recommends proposed compensation for the Chief Executive Officer to our Board of Directors, which then approves the Chief Executive Officer’s compensation and equity awards. For all executives and directors, as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current company-wide compensation levels and recommendations of the Compensation Committee’s compensation consultant, including analyses of executive and director compensation paid at other companies identified by the consultant.

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee is currently one of our officers or employees. None of our executive officers currently serves, or has served during the last year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

Nominating and Corporate Governance Committee Processes and Procedures

In the case of an incumbent director whose term of office is set to expire, the Nominating and Corporate Governance Committee reviews such director’s overall service to ACV during his or her term, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair such director’s independence. In the case of new director candidates, our Nominating and Corporate Governance Committee also evaluates whether the nominee is independent for NYSE purposes, based upon applicable NYSE listing standards, applicable SEC rules and regulations and the advice

20	ACV AUCTIONS

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

of counsel, if necessary. To identify qualified candidates for membership on the Board, our Nominating and Corporate Governance committee considers criteria approved by the Board, including consideration of the potential conflicts of interest, director independence and other requirements. Our Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates. After considering the function and needs of our Board, our Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to our Board.

The Nominating and Corporate Governance Committee’s policy is to consider recommendations for director nominees made by shareholders and evaluate them using the same criteria as for other candidates. Recommendations received from shareholders are reviewed by the Nominating and Corporate Governance Committee to determine whether each candidate meets the criteria described herein, and if so, whether the candidate’s expertise and particular set of skills and background fit the current needs of the Board. Any shareholder recommendation must be sent to the Nominating and Corporate Governance Committee by following the procedures set forth in the “Questions and Answers About the Meeting and Voting” section.

Any shareholder nominations of director candidates must comply with applicable law and our amended and restated bylaws in order to be brought before an Annual Meeting, which procedures are summarized below, and the Nominating and Corporate Governance Committee will review the qualifications of any such candidate in accordance with the criteria described herein. Shareholders who wish to nominate individuals for election to our Board of Directors should do so by delivering a written recommendation to our Nominating and Corporate Governance Committee at 640 Ellicott Street, #321, Buffalo, New York 14203, Attention: Secretary, at least 120 days prior to the anniversary date of the mailing of our proxy statement for the preceding year’s annual meeting of shareholders.

Each submission must include, among other things, the name, age, business address and residence address of the proposed candidate, the principal occupation or employment of the proposed candidate, details of the proposed candidate’s ownership of our capital stock, a description of the proposed candidate’s business experience for at least the last five years, and a description of the proposed candidate’s qualifications as a director. Any such submission must be accompanied by the written consent of the proposed candidate to be named as a nominee and to serve as a director if elected, and we may require any proposed nominee to furnish such other information as is reasonably required to determine the eligibility of such proposed nominee to serve as an independent director under applicable NYSE requirements or applicable law. For shareholders who wish to nominate directors in accordance with the procedures in our amended and restated bylaws and Rule 14a-19 under the Exchange Act, please see the deadlines described in “How May I Make Proposals or Nominate A Director For Next Year’s Meeting?” In the Questions and Answers about the Meeting and Voting section below and refer to our amended and restated bylaws for a complete description of the required procedures for nominating a candidate to our Board.

Change In the Number of Directors

Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes of directors so that, as nearly as possible, each class will consist of one-third of the directors. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified. The division of our Board into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of ACV.

Director Attendance at Meetings

Our Board meets periodically during the year to review significant developments affecting us and to act on matters requiring the approval of our Board. Our Board met seven (7) times during the year ended December 31, 2025. In 2025, our current directors attended 100% of all Board meetings (except one director who missed one Board meeting) and 100% of all meetings of the Board committees of which they were members (except for one director who missed one Audit Committee meeting).

Executive Sessions

To ensure free and open discussion and communication among the non-management directors of the Board, our independent, non-management directors meet separately in regularly scheduled executive sessions without members of management. The chairman presides at the executive sessions.

2026 PROXY STATEMENT	21

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Investor Outreach and Shareholder Engagement

Our relationship with our shareholders is an important part of our corporate governance program. As in the past, our shareholder and investor outreach includes regular reporting through the SEC, investor quarterly earning discussions, investor conferences and meetings, news releases, and in 2025, an analyst day. In 2025, we also started a shareholder engagement program to engage with certain investors through a structured communication program. We reached out to 10 investors representing 36% of our outstanding shares, and were able to meet with 4 of those investors representing 17% of our outstanding shares. In those meetings, we solicited feedback on topics such as corporate governance, executive compensation, and board composition, among other matters. Our goal was to understand shareholder priorities, to identify emerging issues that may affect our strategies, and be able to address shareholder concerns. Through this process we heard an investor focus on continuing on our path of keeping executive compensation at a market level and increasing our focus on aligning executive compensation to shareholder interests, as well as continuing to evolve our governance practices. We responded in 2025 to that feedback with an increased use of at-risk executive compensation tied to a rTSR metric for newly granted PSUs, and the implementation of stock ownership guidelines for our executives. We further intend to continue our shareholder engagement program in 2026. While we met with shareholders early in 2025 prior to filing the proxy, we plan to reach out to shareholders later this year with the goal of meeting with investors who have greater availability later in the year.

CORPORATE GOVERNANCE HIGHLIGHTS

Since going public, ACV has put strong corporate governance practices in place to protect our company and our investors. As we grow and learn more about our investment community through the engagements discussed above, we continue to make changes in response to shareholder feedback. The practices and initiatives below highlight some of the efforts we have made and continue to make related to corporate governance.

EFFECTIVE BOARD PRACTICES

•

Independent Board Chair

•

6 out of 7 Board members are independent

•

Engage with independent compensation consultant

•

Maintained stock dilution less than 3% since IPO (under 2% in 2025)

•

Regular review of bylaws (last revised in 2024)

•

Regular executive sessions with Board meetings

•

Sunset dual class structure (December 31, 2024)

•

Share ownership guidelines for executives (implemented in 2025)

•

Annual Board self-evaluations led by independent chair of Nominating and Corporate Governance Committee

•

Annual Board skills matrix review and evaluation (refreshed in 2025 and early 2026)

•

Annual advisory vote on executive compensation

COMMUNICATIONS WITH OUR BOARD OF DIRECTORS

Shareholders of ACV or other interested parties wishing to communicate with our Board, an individual director or the independent directors as a group, may do so by sending a written communication to the Board, such director, or such group c/o 640 Ellicott Street, #321, Buffalo, New York 14203, Attention: Secretary, or to corporatesecretary@acvauctions.com. The Secretary will review each communication and will forward such communication to the Board or to any individual director to whom the communication is addressed unless the communication contains advertisements or solicitations or is unduly hostile, threatening or similarly inappropriate, in which case the Secretary shall discard the communication or inform the proper authorities, as may be appropriate.

Corporate Sustainability Highlights

We aim to provide trust and transparency in everything we do, including with respect to our teammates, our customers, our community, and the environment. We continue to invest in improving our performance with respect to each of these important topics, with a focus on maintaining the highest standards of business conduct and ethics.

22	ACV AUCTIONS

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

In 2025, under the oversight of our Nominating and Corporate Governance Committee, we continued our efforts in the following areas:

PEOPLE AND CULTURE

ACV teammates make this company what it is. They are the very foundation of all that we do. We respect and listen to our teammates, and we care for their well-being. At ACV, we believe in a culture in which every individual is welcomed and empowered to share their ideas and insights as we work together to grow our company. We encourage teammates’ proposals for solutions and improvements day to day and offer them further opportunity to innovate during regular “hackathons.” During a hackathon in 2025, some of our teammates designed a new system for the pickup of vehicles after sale designed to prevent fraud and reduce risk to our dealers. This system was adopted by the company and rolled out to all of our customers.

We are committed to recruiting, retaining and developing high-performing, innovative and engaged teammates with a broad range of backgrounds and experiences, and believe this benefits our teammates, our customers and the performance of the company.

Once joining our company, we offer our teammates access to speakers, internal and external, whose presentations support their personal and professional development. We offer wellness programs including physical fitness challenges, financial wellness educational courses, and meditation classes to promote our teammates’ overall wellbeing. We provide both budget-friendly and family-friendly health care options including generous parental leave, telehealth resources, and robust health insurance. Under our safety program, we provide analysis, advice and training about safety measures, including defensive driving courses, and assistance in the event of injury.

We provide a robust range of training to our teammates, not only related to their specific role with the company, but also skills they can apply generally to their opportunities.

ACV is committed to providing a workplace where teammates are treated with respect, have the support they need to be successful, and are able to bring forth issues or concerns when they arise. We have multiple avenues for our teammates to share feedback, raise concerns, or otherwise bring visibility to situations that affect the organization, including discussing with their managers, emailing or reaching out in person to the People Team either directly or via email, and we offer a teammate-focused hotline, which includes the option to provide information anonymously. We also participate in the Great Place to Work survey to receive feedback from our team on what is going well and hear about areas where we can improve.

COMMUNITY ENGAGEMENT

Giving back to the community is a key component of our culture. The “ACV Cares” volunteer committee is committed to creating opportunities to support worthy causes and community efforts with the goal of improving the lives of our neighbors. ACV Cares offers company-driven initiatives to support local charities and we encourage our teammates to create their own charitable initiatives, in their areas. For example, in 2025, our teammates were involved in the following community projects:

•	Buffalo City Mission – volunteering and donating goods to the unsheltered in Buffalo, NY

•	United Way Day of Caring—at Cradle Beach Camp, our teammates painted 3 cabins for the visitors to the property.

•	Children’s Miracle Network—our teammates supported 30 children / 9 families for the holiday season by donating toys, games, clothes, personal essentials.

•	FeedMore WNY Foundation—Our teammates gathered food and necessities for those in need

•	Back to School—Our India teammates provided essential school kits for children in need

These and many more charitable events keep our teammates engaged with and improving our communities.

ENVIRONMENTAL

By the very nature of our business, we encourage re-use and smart marshalling of resources to reduce waste and its negative effects on the earth. Since the primary focus of our business is a digital platform for dealers to buy and sell cars from each other, we make it easy for auto dealers to buy and sell pre-owned vehicles without the need to transfer vehicles multiple times before they get to the end buyer, reducing emissions and gasoline usage.

Our offices are organized to reduce impact on the environment, including efforts such as offering recycling bins, providing purified water dispensers to reduce the use of individual plastic bottles, maintaining EV charging stations at our headquarters, and organizing electronics donations. We facilitate remote work where feasible, reducing our office footprint as well as emissions and gasoline use. We manage our remarketing center operations with our environment, wildlife, and our neighbors in mind.

2026 PROXY STATEMENT	23

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

GOVERNANCE POLICIES AND PRACTICES
Code of Business Conduct and Ethics

Our Board has adopted a written code of business conduct and ethics that applies to all of our employees, officers and directors. The full text of our code of business conduct and ethics is available on the investor relations section of our website, which is located at https://investors.acvauto.com. We are committed to maintaining high standards of financial integrity, open communication, and a workplace environment where employees can raise concerns free of harassment, discrimination or retaliation. We maintain a formal whistleblower policy which describes the means by which employees, directors and officers can report suspected violations of our code of business conduct and ethics. We conduct our business and have put policies in place to ensure our teammates act under the guiding principles of integrity and fair dealing in all that we do.
Corporate Governance Guidelines

We believe our Board of Directors’ responsibility is to fulfill its fiduciary duties and otherwise to exercise business judgment in the best interests of the Company and its shareholders. To guide itself in exercising its responsibilities our Board of Directors has adopted Corporate Governance Guidelines (available at https://investors.acvauto.com) designed to give directors a flexible framework for effectively pursuing the Company’s objectives for the benefit of its shareholders. The corporate governance guidelines set forth the practices the Board intends to follow with respect to board composition and selection, the role of the Board of Directors, board meetings and involvement of senior management, Chief Executive Officer performance evaluation, succession planning, and board committees and compensation. The Guidelines are subject to modification by the Board at any time.
Board Independence

Our Board has affirmatively determined that six of our seven directors are independent in accordance with our Corporate Governance Guidelines and the NYSE rules. The only director not determined to be independent is our CEO, George Chamoun. Our Corporate Governance Guidelines require that a majority of our Board be independent directors. In determining independence, the Board considers the rules of the SEC, applicable listing standards, information provided to the Board, and the advice of counsel.
Sucession Planning

The Chief Executive Officer is deeply engaged in the annual evaluation of the executive officers, their performance, and discussions about their future plans. In conjunction with input from the Chief Executive Officer, the Compensation Committee reviews and evaluates with the Board the succession plans for the Company’s executive officers and makes recommendations to the Board with respect to a selection of appropriate individuals to succeed those positions. Additionally, the Compensation Committee, in conjunction with the Board oversees the evaluation of the CEO, the communication of resulting feedback to the CEO and the review of CEO succession plans. The Compensation Committee is comprised exclusively of non-employee, independent directors.
Clawback Policy

The Compensation Committee maintains a clawback policy to comply with the requirements of Section 954 of the Dodd-Frank Act and Consumer Protection Act and the related rules and regulations promulgated by the SEC and NYSE which may be found as an exhibit linked to in our 2025 Annual Report. The clawback policy provides for the mandatory recovery of incentive-based compensation (whether cash or equity) received by current and certain former executive officers in the event of a material financial restatement. Recovery of any erroneously awarded compensation under our clawback policy is mandatory and is not dependent on fraud or misconduct by any person in connection with the accounting restatement.
Insider Trading Policy; Hedging and Pledging Policies

Our Board has adopted an Insider Trading Policy governing the purchase, sale, and/or other dispositions of the Company’s securities by directors, officers and employees, that is reasonably designed to promote compliance with insider trading laws, rules and regulations, and any listing standards applicable to the Company. A copy of the Company’s Insider Trading Policy has been filed as Exhibit 19.1 to the Company’s Annual Report on Form
10-K.
Our Insider Trading Policy also prohibits hedging or monetization transactions by employees, Directors, other applicable members of management and designated consultants, including through the use of financial instruments such as prepaid variable forward contracts, equity swaps, collars, and exchange funds. In addition, our Insider Trading Policy prohibits trading in derivative securities related to our Common Stock, which includes publicly traded call and put options, engaging in short selling of our Common Stock, purchasing our Common Stock on margin or holding it in a margin account and pledging our shares of Common Stock as collateral for a loan.

24	ACV AUCTIONS

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

2025 Director Compensation

The following table sets forth information regarding compensation earned by or paid to our non-employee directors for the year ended December 31, 2025. Mr. Chamoun, our Chief Executive Officer, is also a member of our Board, but does not receive any additional compensation for his service as a director. See the section titled “Executive Compensation” for more information regarding the compensation earned by Mr. Chamoun.

NAME	FEES EARNED OR PAID IN CASH ($)	STOCK AWARDS ($)(1)(2)	TOTAL ($)

Kirsten Castillo	41,000	164,993	205,993

Robert Goodman	45,500	164,993	210,493

Brian Hirsch	38,500	164,993	203,493

Rene Jones	42,000	164,993	206,993

Eileen Kamerick	57,400	164,993	222,393

Brian Radecki	47,000	164,993	211,993
(1)

Amounts in the “Stock Awards” column reflect the aggregate grant date fair value of stock awards granted during the 2025 fiscal year pursuant to FASB ASC Topic 718 (“ASC Topic 718”) as stock-based compensation in our financial statements. The assumptions we used in valuing RSU awards are described in Note 1 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 23, 2026.

(2)	As of December 31, 2025, the aggregate number of shares underlying outstanding restricted stock units (“RSUs”) and stock options held by each of our non-employee directors was as follows:

NAME	NUMBER OF RESTRICTED STOCK UNIT AWARDS (#)(1)(2)	NUMBER OF SHARES UNDERLYING OPTION AWARDS (#)

Kirsten Castillo	9,868	13,417

Robert Goodman	9,868	—

Brian Hirsch	9,868	—

Rene Jones	9,868	100,000

Eileen Kamerick	9,868	80,984

Brian Radecki	9,868	—
(1)	Each of the RSU awards granted under the non-employee director compensation policy was granted under our 2021 Plan (as defined below).
(2)

Each RSU will vest subject to the non-employee director’s continued service with us through each applicable vesting date, provided that each RSU award will vest in full upon a “Change in Control,” as defined in the 2021 Plan.

NON-EMPLOYEE DIRECTOR COMPENSATION POLICY

Our Board maintains a non-employee director compensation policy that is applicable to all of our non-employee directors. This policy provides that each such non-employee director will receive the following compensation for service on our Board:

TYPE OF COMPENSATION	AMOUNT

Annual Board Retainer	$33,500

Independent Chair of the Board	$25,000

Lead Independent Director (if any)	$17,000

Audit Committee Member	$8,500

Audit Committee Chair Retainer (in lieu of the Committee Member Retainer above)	$20,000

Compensation Committee Member	$5,000

Compensation Committee Chair Retainer (in Lieu of the Committee Member Retainer above)	$12,000

Nominating and Corporate Governance Committee Member	$3,900

Nominating and Corporate Governance Chair Retainer (in lieu of the Committee Member Retainer above)	$7,500

2026 PROXY STATEMENT	25

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Initial RSU Awards. All non-employee directors who join our Board are granted, upon the director’s initial election or appointment to our Board, an RSU award with an aggregate grant date fair value of $330,000, as calculated in accordance with FASB ASC Topic 718 (“ASC Topic 718”), vesting in three equal annual installments, on each of the first three anniversaries of the grant date, subject to the non-employee director’s continued service through each applicable vesting date.

Refresher RSU Awards. A refresher RSU award will be granted with a grant date fair value of $165,000 as calculated in accordance with ASC Topic 78 at each Annual Meeting of our Shareholders to each non-employee director who (i) has served as a non-employee member of our Board for at least six months prior to the Annual Meeting and (ii) continues to serve following such Annual Meeting. Such refresher RSU awards will vest on the first anniversary of their grant date (or the day immediately preceding the next Annual Meeting, if sooner).

Retainer RSU Award. Pursuant to the non-employee director compensation policy, each non-employee director may elect to receive all of his or her cash compensation payable thereunder as an RSU award, which we refer to as the retainer RSU award. If a non-employee director timely makes this election, the retainer grant will be automatically granted to the non-employee director on January 1 of each year and will have an aggregate grant date fair value, as calculated in accordance with ASC Topic 718, equal to the aggregate cash compensation that would have otherwise been paid for the upcoming calendar year. Each retainer RSU award will vest in four equal installments on the last day of each of the company’s fiscal quarters, subject to the non-employee director’s continued service though each applicable vesting date. None of our current non-employee directors has made such an election.

Each of the RSU awards granted under the non-employee director compensation policy described above will be granted under our 2021 Equity Incentive Plan (“2021 Plan”). Each such award will vest subject to the non-employee director’s continued service with us through each applicable vesting date, provided that each RSU award will vest in full upon a “Change in Control,” as defined in the 2021 Plan.

26	ACV AUCTIONS

 PROPOSAL 2: APPROVAL, ON A NON-BINDING,

 ADVISORY BASIS, OF THE COMPENSATION OF

 OUR NAMED EXECUTIVE OFFICERS

In accordance with the requirements of Section 14A of the Exchange Act, we are providing our shareholders the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers (as disclosed under “Compensation Discussion and Analysis,” the tables included under the heading “Executive Compensation”).

You are encouraged to review the section titled “Executive Compensation” and, in particular, the section titled “Compensation Discussion and Analysis” in this Proxy Statement, which provide a comprehensive review of our executive compensation program and its elements, objectives and rationale.

The vote on this resolution is not intended to address any specific element of compensation, rather the vote relates to the compensation of our named executive officers in its totality, as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC.

In accordance with Section 14A of the Exchange Act rules, shareholders are asked to approve the following non-binding resolution:

“RESOLVED, that the Company’s shareholders hereby approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement for the ACV Auctions Annual Meeting of Shareholders to be held on May 27, 2026, pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the accompanying narrative.”

Since this proposal is an advisory vote, the result will not be binding on our Board of Directors or our Compensation Committee. However, our Board of Directors values our shareholders’ opinions, and our Board of Directors and the Compensation Committee will take into account the outcome of the advisory vote when considering future executive compensation decisions.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE NON-BINDING RESOLUTION ON NAMED EXECUTIVE OFFICER COMPENSATION.

2026 PROXY STATEMENT	27

 EXECUTIVE OFFICERS

The following table sets forth, for our executive officers, their ages and position held with us as of the date of this Proxy Statement:

NAME	AGE	PRINCIPAL POSITION

George Chamoun	51	Chief Executive Officer and Director

Craig Anderson	49	Chief Corporate Development and Strategy Officer

Leanne Fitzgerald	60	Chief Legal Officer and Secretary

Vikas Mehta	50	Chief Operating Officer

Michael Waterman	57	Chief Sales Officer

William Zerella	69	Chief Financial Officer

George Chamoun Director, Chief Executive Officer	William Zerella Chief Financial Officer	Vikas Mehta Chief Operations Officer	Michael Waterman Chief Sales Officer	Craig Anderson Chief Corporate Development and Strategy Officer	Leanne Fitzgerald Chief Legal Officer

Biographical information for George Chamoun is included above with the director biographies under the caption “Information Regarding Director Nominees and Current Directors.”

William Zerella has served as our Chief Financial Officer since September 2020. Prior to joining us, Mr. Zerella served as Chief Financial Officer of Luminar Technologies, Inc. from June 2018 to May 2020. Mr. Zerella also served as Chief Financial Officer of Fitbit, Inc. from June 2014 to June 2018. In addition to these roles, he has previously served as Chief Financial Officer for Vocera Communications, Inc., Force10 Networks Inc., Infinera Corporation and Calient Technologies, Inc., along with holding various other senior-level financial and management positions at additional companies, including GTECH Corporation and Deloitte & Touche LLP. Mr. Zerella is currently a member of the Board of TKB Critical Technologies 1, where he also serves as chair of the Audit Committee. Mr. Zerella holds a B.S. in accounting from the New York Institute of Technology and an M.B.A. from the New York University Leonard N. Stern School of Business.

Vikas Mehta has served as our Chief Operating Officer since January 2019. Prior to joining us, Mr. Mehta served for over a decade in several leadership roles in North America and Europe at eBay, Inc. (“eBay”), including as Payments Lead, Americas from June 2018 to January 2019 and General Manager, Consumer Business Germany from June 2015 to May 2018. He has also served as Chief Operating Officer at Kijiji, an eBay subsidiary and Canada’s largest classifieds site, in addition to earlier roles at the company. Prior to joining eBay, Mr. Mehta served as Manager of Sourcing Strategy at The Allstate Corporation. Mr. Mehta holds a B.S. in chemical engineering from the University of Florida and master’s degrees in chemical engineering and technology policy from the Massachusetts Institute of Technology.

Michael Waterman has served as our Chief Sales Officer since April 2019, and previously served as our Senior Vice President, Business Development beginning in October 2016. Prior to his arrival at our Company, Mr. Waterman served in various product and sales management roles, including as Division Vice President at Dealertrack, Inc. from November 2012 until July 2016, Director, Strategic Dealer Sales at ADESA, Inc. from March 2011 until October 2013 and National Sales Director, Inventory Solutions at Dealertrack, Inc. from March 2006 until March 2011. He began his career managing automobile dealerships. Mr. Waterman holds a B.S. in finance from Kent College.

28	ACV AUCTIONS

EXECUTIVE OFFICERS

Craig Anderson has served as our Chief Corporate Development and Strategy Officer since June 2018. He previously served as Chief Financial Officer at Compass, a real estate platform, from July 2017 until March 2018. Before that, Mr. Anderson served as Chief Financial Officer and Chief Operating Officer of Flywheel Sports, a technology-enabled fitness provider, from September 2015 to June 2017, as well as President and Chief Operating Officer at Opt-Intelligence, an advertising exchange, from April 2013 to September 2015. Mr. Anderson began his career as an attorney at O’Melveny & Myers LLP before moving to the investment banking division of The Blackstone Group. Mr. Anderson holds a B.A. in economics from the University of California, Berkeley, a J.D. from Harvard Law School and an M.B.A. from The Wharton School at the University of Pennsylvania.

Leanne Fitzgerald has served as our Chief Legal Officer and Secretary since February 2022. Prior to her appointment at ACV, she was Senior Vice President, General Counsel and Secretary at Cerence, Inc. a provider of voice assistant solutions to automotive OEMs, since October 2019. Previously, Ms. Fitzgerald was with Nuance Communications Inc. (“Nuance”) and served as its Vice President, Associate General Counsel, Corporate, Securities and Compliance and Assistant Secretary from 2018 and as Vice President, Associate General Counsel and Assistant Secretary since 2014, and Associate General Counsel Intellectual Property since 2008. Prior to joining Nuance, she served in a variety of positions with increasing responsibility in the legal department of EMC Corporation from 1994 to 2008, culminating as Associate General Counsel. Ms. Fitzgerald holds a B.S. in engineering from the University of Massachusetts at Amherst and a J.D. from the University of New Hampshire School of Law, the Franklin Pierce Law Center.

2026 PROXY STATEMENT	29

 COMPENSATION DISCUSSION

 AND ANALYSIS

OUR NAMED EXECUTIVE OFFICERS

This Compensation Discussion and Analysis section discusses our executive compensation policies and how and why our Compensation Committee arrived at specific compensation decisions for the fiscal year ended December 31, 2025 for the individuals who served as our principal executive officer, our principal financial officer and our three other most highly compensated executive officers as of December 31, 2025 (collectively, the “NEOs”). Our NEOs are George Chamoun, William Zerella, Vikas Mehta, Michael Waterman and Leanne Fitzgerald.

This CD&A is divided into three sections:

Executive Summary	2025 Business Highlights Objectives, Philosophy, and Elements of Executive Compensation Key Features or our Executive Compensation Program Executive Compensation Program Structure

How We Determine Executive Compensation	Role of Our Compensation Committee and Management Role of Compensation Consultant Use of Competitive Market Compensation Data Factors Used in Determining Executive Compensation

2025 Executive Compensation Program	Base Salary Annual Performance-Based Bonus Program Long-Term Incentives Other Features of our Executive Compensation Program

Executive Summary

BUSINESS HIGHLIGHTS

ACV is on a mission to transform the automotive industry by building the most trusted and efficient digital marketplace and data solutions for sourcing, selling, and managing used vehicles with transparency and comprehensive insights that were once unimaginable.

We provide a highly efficient and vibrant marketplace platform (“marketplace platform” or “marketplace”) for wholesale vehicle transactions and data services that offer transparent and accurate vehicle information to our customers. Our marketplace platform leverages data insights and technology to power our digital marketplace and data services, enabling our dealers and commercial partners to buy, sell, and value vehicles with confidence and efficiency. Our marketplace platform is also supported by remarketing centers in various locations throughout the United States. We strive to solve the challenges that the used automotive industry has faced for generations and provide powerful technology-enabled capabilities to our dealers and commercial partners who fulfill a critical role in the automotive ecosystem. We help dealers source and manage inventory and accurately price their vehicles as well as process payments, transfer titles, manage arbitrations, and finance and transport vehicles.

30	ACV AUCTIONS

COMPENSATION DISCUSSION AND ANALYSIS

FINANCIAL AND BUSINESS HIGHLIGHTS FOR FISCAL YEAR ENDED DECEMBER 31, 2025

For the fiscal year ended December 31, 2025, highlights of our business included the following:

$760M Revenue 19% increase YOY	$678M Marketplace and Service Revenue 18% increase YOY	$10.4B Marketplace GMV(1) 9% increase YOY	829,276 Marketplace Units(2) 12% increase YOY	4M Vehicles sold since launching ACV

(1)

Marketplace GMV is primarily driven by the volume and dollar value of Marketplace Units (as described in the next paragraph) transacted on our digital marketplace. We believe that Marketplace GMV acts as an indicator of the success of our marketplace, signaling satisfaction of dealers and buyers on our marketplace, and the health, scale, and growth of our business. We define Marketplace GMV as the total dollar value of vehicles transacted through our digital marketplace within the applicable period, excluding any auction and ancillary fees.

(2)

Marketplace Units is a key indicator of our potential for growth in Marketplace GMV and revenue. It demonstrates the overall engagement of our customers and our market share of wholesale transactions in the United States. We define Marketplace Units as the number of vehicles transacted on our marketplace within the applicable period. Marketplace Units transacted includes any vehicle that successfully reaches sold status, even if the auction is subsequently unwound, meaning the buyer or seller does not complete the transaction. These instances have been immaterial in 2025. Marketplace Units excludes vehicles that were inspected by ACV, but not sold. Marketplace Units have generally increased over time as we have expanded our territory coverage, added new dealer partners and increased our share of wholesale transactions from existing customers.

OBJECTIVES, PHILOSOPHY, AND ELEMENTS OF EXECUTIVE COMPENSATION

Each year our Compensation Committee thoroughly reviews our executive compensation program with guidance from our internal People Team and the Committee’s independent compensation consultant, Compensia. Their ultimate goal is to establish an executive compensation program that attracts, retains, incentivizes, and rewards high-caliber, results-oriented executives who create and sustain value for our shareholders over the long term. We believe the following philosophies have facilitated our ability to compete for and retain talent and have facilitated key contributions to our long-term success. Our executive compensation program aims to achieve the following main objectives:

Market Competitive Pay	Position our base and incentive compensation programs competitively against our compensation peers from similar industries and sectors to attract and retain top talent and ensure the competitiveness of our pay packages

Pay for Performance	Provide incentives that motivate and reward executives to achieve our key measurable performance goals to establish and maintain a strong link between pay and performance

Align Executive and Shareholder Interests	Align our executives’ interests with those of our shareholders by linking their long-term incentive compensation opportunities to shareholder value creation and their short-term compensation incentives to our annual performance.

KEY FEATURES OF OUR EXECUTIVE COMPENSATION PROGRAM

The key features of our executive compensation program, policies and practices include the following:

WHAT WE DO	WHAT WE DON’T DO

✓  Only independent Directors on the Compensation Committee

✓  Engage independent third-party compensation consultant

✓  Annual assessment by our Compensation Committee on the compensation philosophy, strategy and peer group

✓  Maintain a pay mix that is heavily performance-based

✓  Align executive compensation outcomes with company and individual performance

✓  All executive officers are at-will employees

✓  Seek annual shareholder advisory approval of executive compensation

✓  Grant performance-based awards (PSUs) as a component of executive equity compensation

☒ No hedging or pledging of ACV stock.

☒ No pension arrangements or retirement plans or arrangements with our NEOs different than those offered to all employees

☒ No equity vesting benefits are structured with single-trigger vesting acceleration upon a change in control

☒ No discounted stock options or stock appreciation rights

☒ No excessive perks

☒ No excise tax gross-ups

☒ No guaranteed salary increases or bonuses

☒ No payment of dividends or settlement of dividend equivalents on unvested equity awards

☒ No uncapped short-term or long-term incentive payouts

2026 PROXY STATEMENT	31

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE COMPENSATION PROGRAM STRUCTURE

Our executive compensation program generally consists of the following three principal components: base salary, short-term incentives through performance-based bonuses (payable in cash or equity at the Compensation Committee’s discretion) and long-term equity incentive compensation. We also provide our NEOs with benefits available to all our employees, including retirement benefits under ACV’s 401(k) plan and participation in our employee health and welfare benefit plans. The chart below summarizes the three main elements of our executive compensation in 2025, their objectives and key features.

COMPONENT	FORM OF PAYMENT/METRICS	PURPOSE

Base Salary	Fixed Cash Payment	Provides stable income for performing job responsibilities

Short-Term Incentives	Variable Payment in Cash or Equity at the Compensation Committee’s option	Rewards achievement of key pre-established corporate financial results and strategic management by objectives (“MBO”) for the year that have been identified as the key drivers for our success. As we are a relatively early-stage company, our financial metrics are reviewed and established annually to align corporate objectives and reinforce key priorities of the organization.
Metrics: • GAAP Revenue • Adjusted EBITDA
• MBO Objectives
Features: • Pre-set goals • Payout capped at 150% of target

Long-Term Incentives

•

Time-based RSUs

•

Performance-based PSUs

Metrics for PSUs:

•

2024 - Stock Price Condition (as defined below)

•

2025 - rTSR Condition (as defined below)

Features:

•

RSUs have either a 4-year or 3-year ratable vesting period

•

2024 PSUs have a 3-year performance period with cliff vesting as further described below

•

2025 PSUs have a 2-year performance period. If the rTSR Condition is met at the end of the performance period, 50% of the award will vest in the first quarter of 2027, with the remaining 50% of the award vesting in the first quarter of 2028.

Motivates and rewards for long-term company performance, aligns management and shareholder interests and attracts highly qualified executives and encourages their continued employment over the long-term.

32	ACV AUCTIONS

COMPENSATION DISCUSSION AND ANALYSIS

Our executive compensation program provides a market-competitive compensation package to our NEOs that includes short-term incentives for the achievement of measurable corporate objectives and long-term incentives that are time based and/or tied to performance metrics. We believe that this approach provides an appropriate blend of short-term and long-term incentives to maximize shareholder value.

To maintain a competitive compensation program, we offer cash compensation in the form of base salaries as well as short-term incentives in the form of annual performance-based payments (payable in cash or equity at the Compensation Committee’s discretion). We also grant our NEOs long-term incentive compensation in the form of both restricted stock units (“RSUs”) and performance stock units (“PSUs”).

For the 2024 compensation cycle, the Compensation Committee enhanced our long-term incentive program with the introduction of PSUs, a new form of award consisting of at-risk performance-based compensation. The 2024 PSUs are subject to both service-based vesting conditions and a requirement that the average closing price of the Company’s Common Stock, as measured over a period of 30 trading days commencing at the grant date and ending July 1, 2027, equals or exceeds $26 (the “Stock Price Condition”). The PSUs vest in one-third installments on each of July 1, 2025, 2026 and 2027, provided that the Stock Price Condition has been satisfied prior to the relevant date. If the Stock Price Condition has not yet been satisfied prior to the relevant date, then the PSUs that otherwise would have vested on such date will remain unvested unless and until the Stock Price Condition has been satisfied. If the Stock Price Condition has not been satisfied by July 1, 2027, then the PSUs will be forfeited on that date. In each circumstance, vesting is subject to the NEO’s continued service with the Company until the time of vesting. In 2024 and in 2025 the Share Price Condition was not met and therefore no PSUs vested.

For the fiscal year ending December 31, 2025, we used RSUs and PSUs to configure our long-term equity incentives for our executive officers, including our NEOs. The 2025 long-term equity incentives for our CEO were structured to have RSUs comprising 53% of total target compensation and PSUs comprising 34% of total target compensation for the year. For our other NEO’s, 2025 long term equity incentives included RSUs comprising an average of 56% of total target compensation and PSUs comprising an average of 27% of total average target compensation for the year.

In 2025, the Compensation Committee updated the PSU metrics for new grants to enhance the link between the payout of long-term incentive awards and the performance of our business, and further alignment with shareholders. The 2025 PSUs are subject to both a service-based vesting condition and a requirement that the relative total shareholder return (“rTSR”) of the Company’s Common stock, measured against the Russell 2000, achieves at least the 25th percentile (the “rTSR Condition”). If the rTSR Condition is met, 50% of the target award is earned. The full target award is earned if the rTSR reaches at least the 50th percentile, and there is a maximum earning potential of 200% if the 75th percentile or above is achieved. The rTSR Condition is measured over a two-year performance period beginning January 1, 2025 and ending on December 31, 2026. The rTSR Condition earning potential is capped at 100% if the Company’s closing stock price is lower at the end of the performance period than at the beginning of such period. If the rTSR Condition is met or exceeded at the end of the performance period, 50% of the earned award will vest in the first quarter of 2027, with the remaining 50% of the earned award vesting in the first quarter of 2028, subject to the executive’s continued service with the Company until the time of vesting. If the rTSR Condition has not been satisfied on December 31, 2026, the will be forfeited.

By using the rTSR Condition as the metric for the PSUs in 2025, we believe we have enhanced our long-term incentive programs and strengthened the link between shareholder value creation and compensation of our NEOs.

We believe that both RSUs and PSUs align the interests of our executives with our shareholders and provide a longer-term focus through either a multi-year vesting schedule for RSUs or a multi-year performance period for PSUs, while managing dilution to existing investors and providing greater predictability to our NEOs in the value of their compensation. We further believe the total compensation package for our executive officers aligned with market practices in our competitive markets.

During the fiscal year ended December 31, 2025, the Compensation Committee, with the assistance of our independent compensation consultant, Compensia, reviewed our executive compensation, including base salaries, short-term incentives, equity awards and benefit programs, to confirm the continued alignment of our compensation program with shareholder interests and appropriate rewards and incentives for our NEOs.

How We Determine Executive Compensation

Our philosophy is to offer an executive compensation program that enables us to attract, retain, incentivize and reward high-performing executives who create and sustain value for our shareholders over the long term. We strive to offer fair and competitive compensation designed to reinforce a results-oriented management culture focusing on the achievement of both short-term and long-term goals and objectives. Compensation received by executives is intended to be commensurate with organization performance and competitive with our market peers.

2026 PROXY STATEMENT	33

COMPENSATION DISCUSSION AND ANALYSIS

ROLE OF OUR COMPENSATION COMMITTEE AND MANAGEMENT

The Compensation Committee is appointed by our Board of Directors and helps our Board of Directors oversee our compensation program, policies, and plans. The Compensation Committee is responsible for reviewing and determining all compensation paid to our executive officers, including our NEOs, and reviewing and revising our compensation practices, policies and programs.

The Compensation Committee meets quarterly, and with greater frequency if necessary, throughout the year to manage and evaluate our executive compensation program, and generally determines the principal components of compensation (base salary, short-term incentives, and long-term incentives) for our NEOs on an annual basis; however, decisions may occur at other times for new hires, promotions or other special circumstances as our Compensation Committee determines appropriate. The Compensation Committee does not delegate authority to approve executive officer compensation and retains the final authority to make all compensation decisions for our executive officers except our Chief Executive Officer whose compensation is determined by our Board following the recommendations of our Compensation Committee. The Compensation Committee does not have formal policies for allocating compensation among base salary, short-term incentives, and long-term incentives or among cash and non-cash compensation. Instead, the Compensation Committee uses its judgment to establish a total compensation program for each NEO that is a mix of current, short-term and long-term incentive compensation, and cash and non-cash compensation, that it believes appropriate to achieve the goals of our executive compensation program and our corporate objectives.

In fulfilling its responsibilities, the Compensation Committee considers input from Compensia and, as appropriate, management. Our executive officers are not present during deliberations of, or decisions regarding, their own compensation. The Chief Executive Officer evaluates and provides to the Compensation Committee performance assessments and compensation recommendations with respect to each of our NEOs, other than himself. While the Chief Executive Officer discusses his recommendations with the Compensation Committee, he does not participate in the deliberations concerning, or the determination of, his own performance and compensation and is not present for these discussions. The Compensation Committee discusses and recommends proposed compensation for the Chief Executive Officer to our Board of Directors, which then approves the Chief Executive Officer’s compensation and equity awards. From time to time, various other members of management and other employees as well as outside advisors or consultants are invited by the Compensation Committee to make presentations, provide financial or other background information or advice or otherwise participate in the Compensation Committee meetings, including William Zerella (Chief Financial Officer), Leanne Fitzgerald (Chief Legal Officer) and Sallie Reid (Chief People Officer).

ROLE OF COMPENSATION CONSULTANT

The Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. The Compensation Committee directly engaged Compensia as its independent compensation consultant for the fiscal year ended December 31, 2025. Compensia’s engagement included:

•	Assisting the Compensation Committee with reviewing and updating a group of peer companies to use as a reference in making executive compensation decisions;

•	Evaluating the efficacy of ACV’s existing executive compensation strategy and practices in supporting and reinforcing ACV’s long-term goals including assisting with the design of executive PSUs;

•	Periodically reviewing and advising on compensation trends and regulatory developments;

•	Reviewing market and peer group equity usage metrics to assist with understanding of ACV’s equity budget relative to market; and

•	Periodically conducting a review of our non-employee director compensation policies and practices.

The Compensation Committee analyzed whether the work of Compensia as compensation consultant raises any conflict of interest, taking into account relevant factors in accordance with SEC rules and the applicable NYSE listing standards applicable to us in 2025. Compensia did not perform any work for us in 2025 other than in respect of executive officers, and compensation of our vice presidents and non-executive officers. Based on its analysis, the Compensation Committee determined that the work of Compensia and the individual compensation advisors employed by Compensia do not create any conflict of interest pursuant to the SEC rules and NYSE listing standards.

USE OF COMPETITIVE MARKET COMPENSATION DATA

The Compensation Committee believes it is important when making its compensation decisions to be informed as to the current practices of comparable public companies with which we compete for top talent. To this end, the Compensation Committee directed Compensia to perform its annual review and update of a company-proposed peer group list of publicly traded companies to be used

34	ACV AUCTIONS

COMPENSATION DISCUSSION AND ANALYSIS

in connection with assessing our compensation practices, and make recommendations to the Compensation Committee for review and approval.

Compensia proposed, and the Compensation Committee approved, a group of independent public companies that are reasonably comparable to ACV in terms of industry, financial characteristics, and other qualitative factors to provide both management and the Compensation Committee with relevant compensation information to support compensation decision-making. The executive compensation peer group was intended to reflect companies with executive positions of similar scope and complexity to ACV. In determining the peer group for 2025, Compensia considered the industry and business focus of the peers, focusing on software, software as a service, marketing and online automotive industries. The peer group for 2025 also includes companies in similar industries, as these are companies with which we compete for talent (CarGurus, and Cars.com). Compensia also considered revenue (target range $400 million to $1.5 billion, which represents 0.5x to 2.0x of ACV’s revenue in 2025) and market capitalization (target range $600 million to $6 billion, which represents 0.3x to 3.0x of ACV’s market capitalization as of January 2025). Six companies from the 2024 peer group, Chegg, Digital Turbine, Everbidge, LivePerson, PagerDuty, and Sprout Social, were not included in the peer group for 2025 due to company financials, completed acquisitions, or because the company is no longer being publicly traded. In 2025, seven companies, Alarm.com Holdings, Clear Secure, EverCommerce, LiveRamp Holdings, Qualys, Sprinklr and Tenable Holdings, were added based on their industry, revenue, market cap or other qualitative factors.

The peer group with respect to the fiscal year ended December 31, 2025 is as follows:

Alarm.com Holdings (ALRM)	OpenLane (KAR)

AppFolio (APPF)	Q2 Holdings (QTWO)

BlackLine (BL)	Qualys (QLYS)

CarGurus (CARG)	Rapid7 (RPD)

Cars.com (CARS)	Shutterstock (SSTK)

Clear Secure (YOU)	Sprinklr (CXM)

EverCommerce (EVCM)	Tenable Holdings (TENB)

LiveRamp Holdings (RAMP)	Varonis Systems (VRNS)

Using data compiled from the peer companies, Compensia completed an assessment of our executive compensation to inform the Compensation Committee’s determinations regarding executive compensation for the fiscal year ended December 31, 2025. Compensia prepared, and the Compensation Committee reviewed, a range of market data reference points (generally at the 25th, 50th, and 75th percentiles of the market data) with respect to base salary, performance bonuses, equity compensation (valued based both on an approximation of grant date fair value and as well as ownership percentage), total target cash compensation (base salary and the annual target performance bonus) and total direct compensation (total target cash compensation and equity compensation) with respect to each of the executive officers, including our NEOs. The Compensation Committee reviewed the market reference points and generally targeted the 50th percentile for total direct compensation in making compensation decisions for the fiscal year ended December 31, 2025. The peer group and salary survey information were used as a guide for total direct compensation, with a tendency to set base salary and short-term incentive compensation below the 50th percentile and place more emphasis on long-term incentives, more fully aligning with shareholder interest. Market data is only one of the factors that the Compensation Committee considers in making compensation decisions. The Compensation Committee considers other factors as described below under “Factors Used in Determining Executive Compensation.”

FACTORS USED IN DETERMINING EXECUTIVE COMPENSATION

The Compensation Committee sets the compensation of our NEOs at levels determined to be competitive and appropriate for each NEO, using their professional experience and judgment. Pay decisions are not made by use of a formulaic approach or benchmark; the Compensation Committee believes that executive pay decisions require consideration of a multitude of relevant factors which may vary from year to year. In making executive compensation decisions, in addition to market data, the Compensation Committee generally takes into consideration the factors listed below.

•	Existing and future business needs

•	Individual performance, experience, skills, and the requirements and scope of the position

•	Need to attract new talent and retain existing talent in a highly-competitive industry

•	Existing and potential future wealth creation

•	Current compensation relative to market data described above

2026 PROXY STATEMENT	35

COMPENSATION DISCUSSION AND ANALYSIS

•	Our Chief Executive Officer’s recommendations (other than in respect to the Chief Executive Officer’s own compensation), based on his direct knowledge of the performance by each of the other NEOs

•	Advice from Compensia

•	Company performance

2025 Executive Compensation Program

At our 2025 Annual Meeting of Shareholders, we conducted a non-binding shareholder advisory vote on the compensation of our NEOs (commonly known as a “say-on-pay” vote) and our shareholders approved our executive compensation program with approximately 81% of the votes cast in favor. The Compensation Committee considered this feedback in its annual review of compensation policies, resulting in enhancements to our incentive design.

BASE SALARY

Base salary represents the fixed portion of the compensation of our executive officers, including our NEOs, and is an important element of compensation intended to attract and retain highly talented individuals. On April 2, 2025, the Compensation Committee reviewed the base salaries of our NEOs other than our Chief Executive Officer (which was reviewed by the Board of Directors), taking into consideration the competitive market analysis prepared by Compensia and the recommendations of our Chief Executive Officer, as well as the other factors described in the section above. Following this review, the Compensation Committee approved the adjustments to base salaries for our NEOs as indicated below (with our Board of Directors agreeing to an adjustment to base salary of the Chief Executive Officer on April 3, 2025):

NEO	2025 BASE SALARY	2024 BASE SALARY	PERCENTAGE CHANGE IN BASE SALARY

George Chamoun	$485,023	$475,000	2%

William Zerella	$453,200	$440,000	3%

Vikas Mehta	$453,200	$440,000	3%

Michael Waterman	$406,850	$395,000	3%

Leanne Fitzgerald(1)	$399,000
(1)	Since Ms. Fitzgerald was not a NEO in 2024, her compensation information for 2024 is not included.

ANNUAL PERFORMANCE-BASED BONUS PROGRAM

Our annual performance-based bonus program for our executive officers, including our NEOs (the “Performance Bonus Plan”) provides incentive compensation that is specifically designed to motivate our NEOs to achieve preestablished company-wide priorities set by the Board of Directors or Compensation Committee and to reward them for results and achievements in a given year. The annual target bonus opportunities for our NEOs are typically determined by the Compensation Committee (with approval of the Board of Directors, in the case of our CEO) each year and are expressed as a percentage of each individual’s annual base salary, with the potential bonus opportunity generally commensurate with each NEO’s role and responsibilities and communicated to each NEO. The company-wide priorities are measured at the end of each year after our financial statements have been prepared. The Performance Bonus Plan amounts are paid out in cash or equity or a combination of the two, in the Compensation Committee’s discretion, and no bonus was paid to our NEOs based on the 2025 Performance Bonus Plan.

The Compensation Committee established the size of the NEOs’ annual target bonus opportunities following a review of the factors described in the section above “Factors Used in Determining Executive Compensation” and did not increase the target bonus opportunity (percentage of base salary) for any of the NEOs, nor recommend to the Board a change to the CEO’s target. The target bonus opportunities approved for each of our NEOs for the fiscal year ended December 31, 2025 were as follows:

NEO	TARGET BONUS OPPORTUNITY (% OF BASE SALARY)	TARGET BONUS OPPORTUNITY(1)

George Chamoun	130%	$630,529

William Zerella	90%	$407,880

Vikas Mehta	90%	$407,880

Michael Waterman	100%	$406,850

Leanne Fitzgerald	70%	$279,300
(1)	No actual payouts of bonuses for 2025 were made as further discussed below in the section titled “Fiscal Year Ended December 31, 2025 Bonus Payouts.”

36	ACV AUCTIONS

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE BONUS GOAL SETTING.

The Compensation Committee approved the performance metrics and the Performance Bonus Plan for the fiscal year ended December 31, 2025 in April 2025. The targets against which performance is measured are generated through our annual operating plan process, which was approved by our Board of Directors, and the performance targets were reviewed with our Compensation Committee and finalized in April 2025. Under the Performance Bonus Plan, the Compensation Committee has sole discretion and authority to administer and interpret the plan, including establishing corporate performance goals, and the relative weights of such performance goals. The Board of Directors also approves the Chief Executive Officer’s bonus opportunity under the Performance Bonus Plan, as recommended by the Compensation Committee.

The Compensation Committee recommended to the Board of Directors that the Performance Bonus Plan use Adjusted EBITDA, GAAP revenue, and MBOs to determine the bonus in accordance with the following goals. The Adjusted EBITDA and GAAP Revenue thresholds are a gate that must be met for any bonus payment to be made. Once the Adjusted EBITDA and GAAP Revenue thresholds are met, the payout for Adjusted EBITDA and GAAP Revenue is based on a linear curve applied with a fifty percent (50%) payout at threshold, 100% payout at target, and 150% at stretch. MBO’s will be evaluated independently once Adjusted EBITDA and GAAP Revenue thresholds are met. Each MBO Objective would be calculated as 0% (objective not met) or 100% (objective met) achievement with no sliding scale. The maximum payout is 150% of target.

Given neither the GAAP Revenue threshold nor the EBITDA threshold was met, and meeting both such thresholds is a gating requirement to earn any bonus, no bonus was earned in 2025.

	GAAP REVENUE 50%

Threshold	Target	Stretch

$765M	$797.4M	$804.9M
	ADJUSTED EBITDA 50%

Threshold	Target	Stretch

$65M	$75M	$78.75M
	MBO 50%

Objective	Metric	Payout

Dealer Engagement	Minimum 7% Increase in Active Buyers over 2024	12.5%

On-Time Delivery	Viper Production	12.5%

Growth & Development	Greenfield Location Sales	12.5%

GAAP Revenue and Adjusted EBITDA overachievement	GAAP Revenue & Adjusted EBITDA overachievement	12.5%
	ACTUAL RESULTS

GAAP Revenue		Adjusted EBITDA

$760M		$59M

Adjusted EBITDA is a performance measure that we use to assess our operating performance and the operating leverage in our business. We define Adjusted EBITDA as net income (loss), adjusted to exclude: depreciation and amortization; stock-based compensation expense; interest (income) expense; other (income) expense, net; provision for income taxes; and other one-time, non-recurring items, when applicable, such as acquisition-related and restructuring expenses. For further explanation of the uses and limitations of this measure and a reconciliation of our Adjusted EBITDA to the most directly comparable GAAP measure, net income (loss), please see “Appendix A: Non-GAAP Financial Measures” at the end of this CD&A.

The NEOs’ performance-based bonus awards for the fiscal year ended December 31, 2025 are tied to the achievement of these goals, as set forth below.

FISCAL YEAR ENDED DECEMBER 31, 2025 BONUS PAYOUTS

In accordance with the target levels for the Performance Bonus Plan approved in 2025 as described above, the NEOs were not awarded a bonus. The compensation committee-approved achievement rate of (i) $59 million of Adjusted EBITDA which was below

2026 PROXY STATEMENT	37

COMPENSATION DISCUSSION AND ANALYSIS

the $65 million threshold and (ii) $760 million of GAAP Revenue which was below the $765 million threshold. Since neither the threshold for Adjusted EBITDA nor GAAP Revenue was met, no bonus was paid as shown below.

NEO	TARGET BONUS OPPORTUNITY (% OF BASE SALARY)	TARGET BONUS OPPORTUNITY	ACTUAL BONUS EARNED	NUMBER OF VESTED RSUS EARNED	VALUE EARNED

George Chamoun	130%	$630,529	$0	0	$0

William Zerella	90%	$407,880	$0	0	$0

Vikas Mehta	90%	$407,880	$0	0	$0

Michael Waterman	100%	$406,850	$0	0	$0

Leanne Fitzgerald	70%	$279,300	$0	0	$0

LONG-TERM INCENTIVES

We view long-term incentive compensation in the form of equity awards to be a critical element of our executive compensation program. The realized value of these equity awards bears a direct relationship to our stock price, and, therefore, these awards are an incentive for our executive officers, including our NEOs, to create value for our shareholders. Equity awards also help us retain qualified management in an increasingly competitive market.

Long-term incentive compensation opportunities in the form of equity awards are granted to our NEOs, other than our Chief Executive Officer, by the Compensation Committee. The Compensation Committee recommends, and the Board of Directors approves, equity awards made to our Chief Executive Officer. As with other elements of compensation, the Compensation Committee determines or recommends, as applicable, the amount of long-term incentive compensation for our NEOs as part of its annual compensation review after taking into consideration the individual NEO’s responsibilities and performance and existing equity retention profiles, our total annual projected equity budget and the other factors described in “Factors Used in Determining Executive Compensation” above. For awards to NEOs other than the Chief Executive Officer, the Compensation Committee also takes into account the recommendations of the Chief Executive Officer with respect to appropriate grants and any particular individual circumstances. The amounts of the equity awards are intended to provide competitively sized awards and resulting target total direct compensation opportunities that the Compensation Committee believes are reasonable and appropriate taking into consideration the factors described herein. These RSU and PSU grants were provided to our executives in an effort to use the equity as a long-term incentive and to bring our executives in line with market data related to compensation from comparable companies. In determining equity amounts we consider the value of unvested RSUs and PSUs against the cost of new hires based on the market data.

Our equity award program is the primary vehicle for offering long-term incentives to our NEOs. We believe that equity awards provide our NEOs with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executive officers and our shareholders. To date, we have used stock options, RSU awards and PSU awards as our primary long-term incentive compensation vehicles because we believe they are an effective means by which to align the long-term interests of our executive officers with those of our shareholders. RSUs historically have been structured for strictly service-based vesting, and in 2024 ACV introduced PSUs for our executive team which added a performance component to the incentive in addition to the service-based vesting. In 2024 such PSUs were based on a requirement that during a 3-year performance period the average closing price of the Company’s Common Stock, as measured over a period of 30 trading days would equal or exceed $26. That requirement has not yet been met, and therefore no PSUs have currently vested. In 2025, PSUs required a positive relative total shareholder return requirement with performance above a set percentile as compared to the Russell 2000 over a two-year performance period ending December 31, 2026 as further described in “Executive Compensation Program Structure”. We will continue to closely align our PSU grants with shareholder interest. We believe that our equity awards are an important retention tool for our NEOs, as well as for other employees.

The Compensation Committee determined that our 2025 equity awards for our executive officers, including our NEOs, would be comprised of RSU and PSU awards. The Compensation Committee believes that RSUs and PSUs reward performance and deliver retention incentives over the long-term. RSUs and PSUs typically cover fewer shares than stock options to deliver a similar value to our NEOs and, as a result, enable us to minimize dilution to shareholders. The Compensation Committee considers both RSU and PSU awards to provide a return directly in line with our stock price performance and align our executive officers’ interests with those of our shareholders. Equity awards are granted to our NEOs and other employees in the discretion of our Compensation Committee (and Board of Directors in the case of the CEO) and are not made at any specific time during a year, but we have typically granted equity awards to our NEOs in late Q1 or in Q2.

38	ACV AUCTIONS

COMPENSATION DISCUSSION AND ANALYSIS

In April 2025, we granted each of the NEOs RSUs and PSUs representing a contingent right to receive shares of our Common Stock under our 2021 Plan. These RSUs vest in 16 equal quarterly installments beginning on July 1, 2025, subject to the NEO’s continued service with us as of each such vesting date. These PSUs have a two-year performance period ending on December 31, 2026 after which, if the rTSR Condition has been met, 50% of the PSUs will vest in the first quarter of 2027, with the remaining 50% of the PSUs vesting in the first quarter of 2028 subject to the NEO’s continued service with the Company on the relevant vesting date. If the rTSR Condition has not been satisfied on December 31, 2026, the PSUs that otherwise would have vested will be forfeited. The RSUs and PSUs granted in April 2025 are included in the table below.

NEO	2025 RSUS GRANTED	TARGET 2025 RSU GRANT VALUE(1)	2025 PSUS GRANTED	TARGET 2025 PSU GRANT VALUE(2)	TOTAL 2025 RSU AND PSU TARGET GRANT VALUE(3)

George Chamoun	331,649	$4,507,100	168,199	$2,893,023	$7,400,133

William Zerella	182,206	$2,756,777	78,089	$1,343,131	$4,099,908

Vikas Mehta	198,050	$2,996,497	84,879	$1,459,919	$4,456,415

Michael Waterman	177,453	$2,684,864	76,052	$1,308,094	$3,992,958

Leanne Fitzgerald	128,174	$1,939,273	54,932	$944,830	$2,884,103

(1)

This column shows the grant date fair value, calculated in accordance with ASC Topic 718, of the RSUs granted to each NEO during 2025 assuming as set forth in Note 1 to our audited consolidated financial statements including in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 23, 2026.

(2)

This column shows the grant date fair value, calculated in accordance with ASC Topic 718, of the PSUs granted to each NEO during 2025 assuming the target level of performance will be achieved for the PSUs. as set forth in Note 1 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 23, 2026.

(3)	Amounts do not necessarily correspond to the actual economic value recognized or that may be recognized by our NEOs.

OTHER FEATURES OF OUR EXECUTIVE COMPENSATION PROGRAM

AGREEMENTS WITH OUR NEOS

Each of our NEOs has entered into an offer letter, which provides for at-will employment. The offer letter supersedes and replaces the terms of any previous employment agreement. The offer letter provides for base salary, target bonus expressed as a percentage of base salary (to be determined in the sole discretion of the Company) and eligibility for participation in the Severance and Change in Control Plan (“Severance Plan”), described below.

In addition, each of our NEOs has executed our standard employee covenants agreement governing the protection of confidential information, intellectual property and inventions, which provides for a non-compete obligation and non-solicitation of employees, consultants, contractors, customers or potential customers, in each case, for one year after termination of employment for any reason.

SEVERANCE AND CHANGE IN CONTROL PLAN

We maintain a severance plan in which our NEOs, and certain other executive officers and employees, participate, at the discretion of our Compensation Committee. The purpose of the Severance Plan is to mitigate the distraction and uncertainty caused by the prospect of job loss, whether or not in connection with a change in control.

The Severance Plan provides that upon a termination of an eligible participant’s employment with us that is effected by us without “cause”, as defined in the Severance Plan (or as otherwise provided in an individual participation agreement), outside of a change in control period, an eligible participant will be entitled to receive (1) a lump sum cash payment equal to a portion of his or her base salary (12 months for Mr. Chamoun and nine months for each of the other NEOs) then in effect and (2) continued payment of premiums for the eligible participant’s continued coverage under our health insurance plans for a period of time (up to 12 months for Mr. Chamoun and nine months for each of the other NEOs) contingent upon (i) an executed release of claims, and (ii) the executive’s continued compliance with all applicable restrictive covenants. The Chief Executive Officer is additionally entitled to receive such severance benefits if he resigns for “good reason” as defined in the Severance Plan.

The Severance Plan also provides that upon a termination of an eligible participant’s employment with us that is effected by us without “cause” or due to an executive officer’s (including NEOs) resignation for good reason, within the change in control period, which is three months prior to the closing and 12 months after the closing of a change in control of our Company, the eligible participant will be entitled to receive, subject to, among other things, the execution, delivery and effectiveness of a customary

2026 PROXY STATEMENT	39

COMPENSATION DISCUSSION AND ANALYSIS

release of claims in our favor, (1) a lump sum cash payment equal to a portion of his or her base salary (18 months for Mr. Chamoun and 12 months for each of the other NEOs) then in effect, (2) an additional lump sum cash payment equal to 150% (for Mr. Chamoun) or 100% (for each of the other NEOs) of the annual target cash bonus for the year in which the termination occurs, (3) continued payment of premiums for the eligible participant’s continued coverage under our health insurance plans for a period of time (up to 18 months for Mr. Chamoun and 12 months for each of the other NEOs) and (4) all time-vesting stock options, RSUs, and other stock awards that the participant holds as of the date of termination will accelerate, and any performance-vesting equity awards will vest at the target award amount and accelerate.

The payments and benefits provided under the executive severance plan in connection with a change in control may not be eligible for a federal income tax deduction by us pursuant to Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”). These payments and benefits may also subject an eligible participant, including the NEOs, to an excise tax under Section 4999 of the Code. If the payments or benefits payable in connection with a change in control would be subject to the excise tax imposed under Section 4999 of the Code, then those payments or benefits will be reduced if such reduction would result in a higher net after-tax benefit to the recipient.

EMPLOYEE BENEFIT PLANS AND PERKS

We do not generally provide perquisites or personal benefits to our NEOs. Our NEOs are eligible to participate in our employee benefit plans, including our medical, dental, vision, life and disability plans, in each case on the same basis as all of our other employees. However, we do offer our NEOs company-paid supplemental individual disability insurance which provides for partial income replacement in the event of a total disability as well as some return-to-work benefits. We also offer a cell phone allowance to eligible employees, including our NEOs.

We maintain a defined contribution retirement plan that provides eligible employees, including each of our NEOs, with an opportunity to save for retirement on a tax-advantaged basis (the “401(k) Plan”). Eligible employees may defer eligible compensation on a pre-tax basis, up to the statutorily prescribed annual limits on contributions under the Code. We have the ability to make discretionary contributions to the 401(k) Plan, but do not currently make contributions. Employee contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participant’s directions. Employees are immediately and fully vested in their contributions. The 401(k) Plan is intended to be qualified under Section 401(a) of the Code with the 401(k) Plan’s related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) Plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) Plan.

EMPLOYEE STOCK PURCHASE PLAN

We offer all eligible U.S.-based and Canadian-based employees, including eligible NEOs, the opportunity to purchase shares of the Company’s Common Stock pursuant to purchase rights granted to employees under the 2021 ESPP. The price at which Common Stock is purchased under the 2021 ESPP is equal to 85% of the fair market value of the Company’s Common Stock on the offering date or the purchase date, whichever is lower. The current offering period for the 2021 ESPP began on December 1, 2025 and will end on May 31, 2026. Mr. Mehta, Mr. Waterman and Ms. Fitzgerald have elected to participate in the 2021 ESPP.

CLAWBACKS

As a public company, if we are required to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws, any current or former executive officer (including our NEOs) may be legally required to reimburse ACV for any incentive-based compensation that is granted, earned and/or vested based wholly or in part on the achievement of a financial reporting measure. Additionally, we maintain a clawback policy to comply with the requirements of the Dodd Frank Wall Street Reform and Consumer Protection Act and in accordance with the requirements of the SEC and NYSE. Recovery of any erroneously awarded compensation under our clawback policy is mandatory and is not dependent on fraud or misconduct by any person in connection with the accounting restatement.

POLICY PROHIBITING HEDGING AND PLEDGING AND OTHER STOCK TRADING POLICIES

Our insider trading policy prohibits all non-employee directors, other applicable members of management, employees and designated consultants from purchasing our stock on margin or holding our stock in a margin account, pledging our stock as collateral for a loan or engaging in hedging, derivative or similar transactions with respect to our stock, such as prepaid variable forwards, equity swaps, collars, exchange funds, puts, calls and short sales.

40	ACV AUCTIONS

COMPENSATION DISCUSSION AND ANALYSIS

Our insider trading policy also prohibits trading during certain quarterly and certain special blackout periods. Further, we have adopted
Rule 10b5-1 trading
plan guidelines that requires our NEOs to adopt the Exchange Act
Rule 10b5-1 trading
plans
(“10b5-1 plans”)
to govern all trades they make involving Company securities. Such plans may be terminated at any time provided such termination is approved by the Chief Legal Officer, Chief Financial Officer, or Vice President, Associate General Counsel, Corporate. If no
10b5-1
plan is in place, the NEO does not possess material nonpublic information and, the NEO obtains pre-approval
from the Chief Legal Officer or Chief Financial Officer, such NEO may trade shares during an open trading window. Under our 10b5-1 trading
plan guidelines,
10b5-1 plans
may only be adopted or modified during an open trading window under our insider trading policy and only when such individual does not otherwise possess material nonpublic information about the Company.
COMPENSATION AND RISK MANAGEMENT
Our Compensation Committee, Compensia, and our management team each plays a role in evaluating and mitigating potential risks associated with our compensation plans, practices and policies. Our Compensation Committee, with input and support from Compensia and management, has performed a compensation risk assessment. In particular, this assessment considered compensation program attributes that help to mitigate risk, including, for example:

•	The mix of cash and equity compensation;

•	A balance of short-term and long-term incentive plan designs with multiple performance measures that emphasize top and bottom-line performance;

•	Our formal policies for equity administration;

•	Our insider trading policy, which prohibits short sales, hedging or similar transactions, derivatives trading and pledging and using ACV securities as collateral; and

•	The oversight of an independent Compensation Committee.
Based on this assessment, our Compensation Committee concluded that our compensation policies and practices, taken as a whole, are not reasonably likely to have a material adverse effect on ACV.
POLICIES ON THE TIMING OF EQUITY AWARDS
Item 402(x) of Regulation
S-K
requires us to discuss our policies and practices on the timing of awards of options in relation to the disclosure by us of material nonpublic information. We historically do not time long-term incentive awards in coordination with the release of material non-public
information and have never had a practice of doing so. Accordingly, we do not consider the release of material nonpublic information in relation to the grant of such awards, and do not time such release for the purpose of affecting the value of execution compensation. In addition, we do not currently grant stock options or similar awards and have not granted any such awards since 2021.
TAX AND ACCOUNTING CONSIDERATIONS; DEDUCTIBILITY OF EXECUTIVE COMPENSATION
Under Section 162(m) of the Internal Revenue Code (“Section 162(m)”), compensation paid to each of our covered employees that exceeds $1 million per taxable year is generally non-deductible.
Although our Compensation Committee considers tax implications as one factor in determining executive compensation, our Compensation Committee also looks at other factors in making its decisions and retains the flexibility to provide compensation for our NEOs in a manner consistent with the goals of our executive compensation program and the best interests of ACV and our shareholders, which may include providing for compensation that is not deductible by ACV due to the deduction limit under Section 162(m).

2026 PROXY STATEMENT	41

COMPENSATION DISCUSSION AND ANALYSIS

ACCOUNTING CONSIDERATIONS
Our Compensation Committee considers the accounting treatment of the various elements of our executive compensation program. For example, we record our executive officers’ base salaries, equity awards, and our cash incentive compensation in our consolidated financial statements.
Our equity award accounting complies with GAAP in the United States and is transparently disclosed in our SEC filings. We follow the ASC Topic 718 for our stock-based compensation awards. ASC Topic 718 requires us to measure the compensation expense for all stock-based payment awards made to our employees, including our NEOs and non-employee directors,
including stock options and other stock awards, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the executive compensation tables in this Proxy Statement, even though the recipient of the awards may never realize any value from their awards.
COMPENSATION COMMITTEE REPORT
Our Compensation Committee has reviewed and discussed with management the foregoing Compensation Discussion and Analysis section of ACV’s 2026 Proxy Statement. Based on this review and discussion, our Compensation Committee has recommended to our Board of Directors that the Compensation Discussion and Analysis be included in ACV’s 2026 Proxy Statement and incorporated into ACV’s Annual Report on
Form 10-K for
the fiscal year ended December 31, 2025.
Respectfully submitted by:
Robert P. Goodman (Chair)
Brian Hirsch
Brian Radecki
The material in this report is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of ACV Auctions under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

42	ACV AUCTIONS

COMPENSATION DISCUSSION AND ANALYSIS

Appendix A

The following table presents a reconciliation of Adjusted EBITDA to net loss, the most directly comparable financial measure stated in accordance with GAAP, for the periods presented:

	YEAR ENDED DECEMBER 31,
	(IN THOUSANDS)

	2025	2024	2023	2022	2021

Adjusted EBITDA Reconciliation

Net loss	$(66,141)	$(79,700)	$(75,261)	$(102,193)	$(78,182)

Depreciation and amortization	$43,743	$36,807	$19,285	$11,378	$8,753

Stock-based compensation	$56,862	$68,010	$49,648	$39,324	$23,692

Interest (income) expense	$1,612	$(5,093)	$(14,942)	$(4,103)	$653

Provision for income taxes	$1,338	$688	$526	$87	$724

Acquisition-related costs	$403	$3,966	$1,237	—	—

Litigation-related costs	$1,100	$1,553	$—	$—	$—

Tricolor bankruptcy losses	$18,711	—	—	—	—

Other	$1,126	$1,905	$1,298	$(925)	$223

Adjusted EBITDA	$58,754	$28,136	$(18,209)	$(56,432)	$(44,137)

2026 PROXY STATEMENT	43

 EXECUTIVE COMPENSATION

2025 Summary Compensation Table

The following table shows for the fiscal years ended December 31, 2025, 2024, and 2023, compensation awarded to, paid to, or earned by, our NEOs.

NAME AND PRINCIPAL POSITION	FISCAL YEAR	SALARY ($)(1)	BONUS ($)	STOCK AWARDS ($)(2)	OPTION AWARDS ($)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)(3)	ALL OTHER COMPENSATION ($)(4)	TOTAL COMPENSATION ($)

GEORGE CHAMOUN, Chief Executive Officer	2025	482,517	0	7,400,133	0	0	4,368	7,887,018
	2024	475,000	0	6,562,085	0	575,293	4,368	7,616,746
	2023	468,750	0	5,422,200	0	752,123	4,368	6,647,441

WILLIAM ZERELLA, Chief Financial Officer	2025	449,900	0	4,099,908	0	0	4,653	4,554,460
	2024	440,000	0	3,480,965	0	504,902	4,653	4,430,520
	2023	423,750	0	2,582,000	0	482,334	4,653	3,492,737

VIKAS MEHTA, Chief Operating Officer	2025	449,900	0	4,456,415	0	0	3,237	4,909,552
	2024	440,000	0	3,480,965	0	504,902	3,237	4,429,104
	2023	423,750	0	2,582,000	0	482,334	3,237	3,491,321

MICHAEL WATERMAN, Chief Sales Officer	2025	403,887	0	3,992,958	0	0	5,229	4,402,074
	2024	395,000	0	3,480,965	0	503,627	5,229	4,384,820
	2023	366,250	0	2,582,000	0	481,128	5,229	3,434,607

LEANNE FITZGERALD,(5) Chief Legal Officer	2025	394,250	0	2,884,103	0	0	4,636	3,282,989

(1)	Salary amounts represent actual amounts paid during the periods reported.

(2)

Amounts reported represent the aggregate grant date fair value of the RSUs granted to our NEOs during the 2025, 2024, and 2023 fiscal years under our 2021 Plan, computed in accordance with ASC Topic 718 as set forth in Note 1 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 23, 2026 and do not necessarily correspond to the actual economic value recognized or that may be recognized by our NEOs. The amounts reported for the PSUs granted to the NEOs during the 2025 fiscal year are reported based on the probable outcome, which was target performance, at grant date. At the maximum level of performance, the aggregate grant date fair value of the PSUs awarded in 2025 would be: $5,786,046 for Mr. Chamoun, $2,686,262 for Mr. Zerella, $2,919,838 for Mr. Mehta, $2,616,189 for Mr. Waterman, and $1,889,661 for Ms. Fitzgerald.

(3)

The amounts disclosed represent performance bonuses for 2025, 2024, and 2023 presented based on achievement of company performance goals as determined by our Board. In the case of 2023 and 2024, the Compensation Committee determined to pay such amounts in February 2024 and March 2025 in the form of RSUs that were vested upon grant. In 2026, the Compensation Committee determine that no amounts would be paid related to 2025 performance bonuses.

(4)

Amounts reported for 2025 include: (a) for Mr. Chamoun, (i) long-term disability insurance premiums in the amount of $3,168, and (ii) a cell phone allowance in the amount of $1,200; (b) for Mr. Zerella, (i) long-term disability insurance premiums in the amount of $3,453, and (ii) a cell phone allowance in the amount of $1,200; (c) for Mr. Mehta, (i) long-term disability insurance premiums in the amount of $2,037, and (ii) cell phone allowance in the amount of $1,200; (d) for Mr. Waterman, (i) long-term disability insurance premiums in the amount of $4,029 and (ii) cell phone allowance in the amount of $1,200; and (e) for Ms. Fitzgerald, (i) long-term disability insurance premiums in the amount of $3,436 and (ii) cell phone allowance in the amount of $1,200. In each case, the long-term disability insurance premiums provide additional disability insurance over the coverage provided to our other employees.

(5)	Ms. Fitzgerald was not a NEO in 2024 or 2023 and, as a result, her compensation information for those years is not included.

44	ACV AUCTIONS

EXECUTIVE COMPENSATION

2025 Grants of Plan-based Awards

The following table sets forth information with respect to plan-based awards granted to our NEOs during the fiscal year ended December 31, 2025.

		ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCKS OR UNITS (#)	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS ($)(2)
NAME	GRANT DATE	THRESHOLD ($)	(TARGET) ($)(1)	MAXIMUM ($)	THRESHOLD (#)	TARGET (#)	MAXIMUM (#)

George Chamoun	4/3/2025	315,265	630,529	945,794	84,100	168,199	336,398	331,649	7,400,133

William Zerella	4/2/2025	203,940	407,880	611,820	39,045	78,089	156,178	182,206	4,099,908

Vikas Mehta	4/2/2025	203,940	407,880	611,820	42,440	84,879	169,758	198,050	4,456,415

Michael Waterman	4/2/2025	203,425	406,850	610,275	38,026	76,052	152,104	177,453	3,992,958

Leanne Fitzgerald	4/2/2025	139,650	279,300	418,950	27,466	54,932	109,864	128,174	2,884,103
(1)

The 2025 Performance Bonus Plan included performance goals as follows: threshold of $65 million of Adjusted EBITDA, target of $75 million of Adjusted EBITDA and stretch goal of $78.75 million of Adjusted EBITDA, as well as GAAP revenue goals, with a threshold of $765 million of GAAP Revenue, target of $797.4 million of revenue and stretch bonus goal of $804.9 million of GAAP Revenue. The Adjusted EBITDA and GAAP Revenue thresholds are a gate that must be met for any bonus payment to be made. Once the Adjusted EBITDA and GAAP Revenue thresholds are met, the payout for Adjusted EBITDA and GAAP Revenue is based on a linear curve applied with a 50% payout at threshold, 100% payout at target, and 150% at stretch. MBO’s will be evaluated independently once Adjusted EBITDA and GAAP Revenue thresholds are met. Each MBO Objective will be calculated as 0% (objective not met) or 100% (objective met) achievement with no sliding scale. The maximum payout is 150%. For more information regarding our Performance Bonus Plan, please see “Executive Bonus Goal Setting” in our Compensation Discussion and Analysis.

(2)

This column shows the grant date fair value, calculated in accordance with ASC Topic 718, of the RSUs and PSUs granted to each NEO during 2025 assuming the target level of performance will be achieved for the PSUs (excluding RSUs granted pursuant to the Performance Bonus Plan for 2025). PSUs value is based on the probable outcome of the applicable performance condition, which was target performance, as of the grant dates previously listed. For the value of RSUs and PSUs separately, please see the table under the section titled “Long-Term Incentives” in our Compensation Discussion and Analysis.

2026 PROXY STATEMENT	45

EXECUTIVE COMPENSATION

2025 Outstanding Equity Awards at Fiscal Year-end Table

The following table sets forth certain information regarding outstanding equity awards granted to our NEOs that remain outstanding as of December 31, 2025.

		OPTION AWARDS(1)						STOCK AWARDS
NAME	GRANT DATE	NUMBERS OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE	NUMBERS OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNEXERCISABLE	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)		MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)(2)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)		EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($)

George Chamoun	3/22/2017	89,300	—	0.14	3/21/2027	—		0

	3/31/2023					157,500	(3)	$1,263,150

	5/29/2024					184,547	(4)	$1,480,067

	5/29/2024								91,705	(6)	$735,474

	4/3/2025					290,193	(7)	$2,327,348

	4/3/2025								168,199	(8)	$1,348,956

William Zerella	3/31/2023					75,000	(3)	$601,500

	5/28/2024					87,880	(5)	$704,798

	5/29/2024								60,912	(6)	$488,514

	4/2/2025					159,430	(9)	$1,278,629

	4/2/2025								78,089	(10)	$626,274

Vikas Mehta	3/31/2023					75,000	(3)	$601,500

	5/28/2024					87,880	(5)	$704,798

	5/29/2024								60,912	(6)	$488,514

	4/2/2025					173,294	(9)	$1,389,818

	4/2/2025								84,879	(10)	$680,730

Michael Waterman	8/27/2017	259,835		0.14	8/26/2027	—		0

	3/31/2023					75,000	(3)	$601,500

	5/28/2024					87,880	(5)	$704,798

	5/29/2024								60,912	(6)	$488,514

	4/2/2025					155,271	(9)	$1,245,273

	4/2/2025								76,052	(10)	$609,937

Leanne Fitzgerald	2/3/2022					26,250	(11)	$210,525

	3/31/2023					56,250	(3)	$451,125

	5/28/2024					65,910	(5)	$528,598

	5/29/2024								40,102	(6)	$321,618

	4/2/2025					112,152	(9)	$899,459

	4/2/2025								54,932	(10)	$440,555

46	ACV AUCTIONS

EXECUTIVE COMPENSATION

(1)

All option awards listed in this table were granted pursuant to the 2015 Plan and were therefore initially redeemable for Class B common stock. At the end of 2024, dual class stock was sunset and all Class B shares became Class A shares and subsequently Common Stock with the approval of reclassification revisions to our Amended and Restated Certificate of Incorporation at the 2025 Annual Shareholders Meeting. All option awards granted pursuant to the 2015 Plan are now redeemable for Common Stock.

(2)	Market value is calculated based on the closing price of our Common Stock on December 31, 2025, which was $8.02, as reported on NYSE.
(3)

These RSUs were granted on March 31, 2023, with one-sixteenth of the RSUs vesting each quarter over a four-year period beginning July 1, 2023 for each NEO subject to the applicable NEO’s continuous service with us as of each such vesting date.

(4)

These RSUs were granted on May 29, 2024, with one-sixteenth of the RSUs vesting each quarter over a four-year period beginning July 1, 2024 subject to Mr. Chamoun’s continuous service with us as of each such vesting date.

(5)

These RSUs were granted on May 28, 2024, with one-sixteenth of the RSUs vesting each quarter over a four-year period beginning July 1, 2024 for each NEO subject to the applicable NEO’s continuous service with us as of each such vesting date.

(6)

These PSUs were granted on May 29, 2024, and vest over a three-year performance period during which the Stock Price Condition must be met. The vesting schedule is dependent on the year during which the Stock Price Condition is met. If the Stock Price Condition was met within the first year from the date of grant (May 29, 2024) one-third of granted shares would vest on July 1, 2025, and thereafter one-third would vest on each of July 1, 2026, and 2027. If the Stock Price Condition is achieved per the award designation in year 2 following the grant, one-third of the granted shares would vest upon Stock Price Condition achievement, and thereafter one-third would vest on July 1, 2026, and the remainder on July 1, 2027. If the Stock Price Condition is achieved per the award designation in year 3 following the grant, two-thirds of the granted shares will vest upon Stock Price Condition achievement, and the remainder will vest on July 1, 2027. None of the PSUs are guaranteed to vest, and the payout may range from 0% to 100%.

(7)

These RSUs were granted on April 3, 2025, with one-sixteenth of the RSUs vesting each quarter over a four-year period beginning July 1, 2025 subject to Mr. Chamoun’s continuous service with us as of each such vesting date.

(8)

These PSUs were granted on April 3, 2025, and are subject to a two-year performance period during which the rTSR Condition must be met. Once the rTSR condition is met the PSUs are subject to a two-year vesting period, vesting in two 50% installments in the first quarter of 2027 and the first quarter of 2028. If the rTSR Condition has not been satisfied by the end of the performance period, the PSUs will be forfeited. Vesting is subject to Mr. Chamoun’s continued service with the Company until the time of vesting.

(9)

These RSUs were granted on April 2, 2025, with one-sixteenth of the RSUs vesting each quarter over a four-year period beginning July 1, 2025 for each NEO subject to the applicable NEO’s continuous service with us as of each such vesting date.

(10)

These PSUs were granted on April 2, 2025, and vest over a two-year performance period during which the rTSR Condition must be met. The PSUs will vest in two 50% installments in the first quarter of 2027 and the first quarter of 2028, provided that the rTSR Condition has been satisfied. If the rTSR Condition has not been satisfied by the end of the performance period, the PSUs will be forfeited. Vesting is subject to the NEO’s continued service with the Company until the time of vesting.

(11)

These RSUs were granted on February 3, 2022 with 25% vesting on April 1, 2023 and the remaining RSUs vesting in twelve equal quarterly installments thereafter, subject to Ms. Fitzgerald’s continuous service with us as of each vesting date.

2025 OPTION EXERCISES AND STOCK VESTED

	OPTION AWARDS		STOCK AWARDS
NAME	NUMBER OF SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ON EXERCISE ($)(1)	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED ON VESTING ($)(2)

George Chamoun	1,450,000	22,793,250	394,421	6,255,528

William Zerella	—	—	163,402	2,505,641

Vikas Mehta	—	—	211,788	3,353,544

Michael Waterman	372,857	6,298,952	175,658	2,725,518

Leanne Fitzgerald	—	—	151,989	2,305,883
(1)

The value realized on exercise of the stock options is based on the difference between the closing market price of the shares of our common stock on the date of exercise and the applicable exercise price of those options and does not represent actual amounts received by the NEO as a result of the option exercises.

(2)

The value realized upon the vesting and settlement of RSU awards is based on the closing market price of the shares of our common stock on the date of settlement and does not represent actual amounts received by the NEOs as a result of the vesting of RSUs.

EMPLOYMENT ARRANGEMENTS

Each of our NEOs is an at-will employee. Except as set forth below, we have not entered into any employment agreements with our NEOs.

We have entered into offer letters with each of our NEOs, which provide for an initial annual base salary and target annual bonus opportunity (subject to the Performance Bonus Plan), each of which is subject to adjustment over time, and standard employee benefits generally available to our employees. We also have entered into an Employee Confidential Information and Inventions Assignment Agreement with each of our NEOs. As discussed under the section below, “2025 Potential Payments upon Termination or Change in Control”, we have also adopted the Severance Plan, which includes a participation agreement, with each of our NEOs.

2026 PROXY STATEMENT	47

EXECUTIVE COMPENSATION

2025 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Regardless of the manner in which service terminates, each of our NEOs is entitled to receive certain amounts earned during their term of service, including unpaid salary, as applicable.

Each of our NEOs is eligible to receive payments and benefits under the terms of our Severance Plan, adopted by our Board in March 2021 as described in more detail under the section titled “Severance and Change in Control Plan” above. The Severance Plan provides for severance and/or change in control payments and benefits to our NEOs upon (i) a “change in control termination” or (ii) a “regular termination” (each as described below). No amounts are payable under the Severance Plan or in respect of outstanding equity-based awards in the event of an NEO’s termination for cause, voluntary resignation without good reason, or termination due to death or disability. No amounts are payable under outstanding equity awards in the event of a change in control that is not followed by termination of employment unless the acquirer fails to assume outstanding awards, in which case the awards will accelerate if the NEO remains in service at the time of the change in control.

	INVOLUNTARY TERMINATION WITHOUT CAUSE	RESIGNATION FOR GOOD REASON	CHANGE IN CONTROL TERMINATION WITHOUT CAUSE	CHANGE IN CONTROL RESIGNATION FOR GOOD REASON

George Chamoun

Cash Severance	$485,023	$485,023	$1,653,784	$1,653,784

Continued Benefits	$32,567	$32,567	$48,851	$48,851

Option Acceleration	$—	$—	$—	$—

RSU Acceleration	$—	$—	$5,070,565	$5,070,565

PSU Acceleration	$—	$—	$2,084,430	$2,084,430

Totals:	$517,590	$517,590	$8,857,629	$8,857,629

William Zerella

Cash Severance	$339,900	$—	$849,200	$849,200

Continued Benefits	$18,070	$—	$24,093	$24,093

Option Acceleration	$—	$—	$0	$0

RSU Acceleration	$—	$—	$2,584,926	$2,584,926

PSU Acceleration	$—	$—	$1,114,788	$1,114,788

Totals:	$357,970	$—	$4,573,008	$4,573,008

Vikas Mehta

Cash Severance	$339,900	$—	$849,200	$849,200

Continued Benefits	$22,953	$—	$30,603	$30,603

Option Acceleration	$—	$—	$—	$—

RSU Acceleration	$—	$—	$2,696,115	$2,696,115

PSU Acceleration	$—	$—	$1,169,244	$1,169,244

Totals:	$362,853	$—	$4,745,163	$4,745,163

Michael Waterman

Cash Severance	$305,138	$—	$813,700	$813,700

Continued Benefits	$22,914	$—	$30,552	$30,552

Option Acceleration	$—	$—	$—	$—

RSU Acceleration	$—	$—	$2,551,571	$2,551,571

PSU Acceleration	$—	$—	$1,098,451	$1,098,451

Totals:	$328,052	$—	$4,494,275	$4,494,275

Leanne Fitzgerald

Cash Severance	$299,250	$—	$627,000	$627,000

Continued Benefits	$24,002	$—	$32,002	$32,002

Option Acceleration	$—	$—	$—	$—

RSU Acceleration	$—	$—	$2,089,707	$2,089,707

PSU Acceleration	$—	$—	$762,173	$762,173

Totals:	$323,252	$—	$3,510,882	$3,510,882

48	ACV AUCTIONS

EXECUTIVE COMPENSATION

CHANGE IN CONTROL TERMINATION

Upon a change in control termination (defined as a termination without “cause” within the change in control period, which is three months prior to the closing of a change in control and 12 months after the closing of a change in control (as defined in the 2021 Plan)), each of our NEOs is entitled to a lump sum payment equal to a portion of his or her base salary (18 months for Mr. Chamoun and 12 months for each of the other NEOs), a lump sum payment equal to 150% (for Mr. Chamoun) or 100% (for each of the other NEOs) of his or her target annual bonus, payment of COBRA premiums for a specified period of time (up to 18 months for Mr. Chamoun and 12 months for each of the other NEOs), accelerated vesting of all of our outstanding time-based equity awards, and accelerated vesting of outstanding performance-based equity awards at the target award level. To the extent an equity award is not assumed, continued or substituted for in the event of certain change in control transactions and the NEO’s employment is not terminated as of immediately prior to such change in control, the vesting of such equity award will also accelerate in full (and for any equity awards subject to performance vesting, performance will be deemed to be achieved at the target performance level, unless otherwise provided in individual award documents).

REGULAR TERMINATION

Upon a regular termination without “cause” outside of the change in control period, as defined in the Severance Plan, each of our NEOs is entitled to a lump sum payment equal to a portion of his or her base salary (12 months for Mr. Chamoun and 9 months for each of the other NEOs), a lump sum payment equal to 150% (for Mr. Chamoun) or 100% (for each of the other NEOs) of his or her target annual bonus, payment of COBRA premiums for a specified period of time (up to 12 months for Mr. Chamoun and 9 months for each of the other NEOs) and accelerated vesting of all of our outstanding time-based equity awards. All severance payments and benefits under the Severance Plan are subject to the NEO’s execution of a release of claims agreement with the Company. Mr. Chamoun is additionally entitled to receive such severance benefits if he resigns for “good reason” outside of the change in control period.

For purposes of the Severance Plan, a “regular termination” is an involuntary termination of employment without “cause” (and not as a result of death or disability) or, with respect to Mr. Chamoun only, a resignation for “good reason,” in any case that does not occur during the period of time beginning three months prior to, and ending 12 months following, a “change in control,” as defined in the 2021 Plan, or the “change in control period.” For purposes of the Severance Plan, a “change in control termination” is an involuntary termination of employment without “cause” (and not as a result of death or disability) or a resignation for good reason, in any case that occurs during the change in control period.

In addition, each of our NEOs’ equity awards is subject to the terms of the 2015 Plan and 2021 Plan, as applicable, and the award agreements thereunder. A description of the vesting provisions of each equity award held by our NEOs, which is outstanding and unvested as of December 31, 2025 is provided above under “—2025 Outstanding Equity Awards at Fiscal Year-End Table.”

Our NEOs are not entitled to any benefits other than accrued benefits if they are terminated due to death, disability or retirement.

RETIREMENT, WELFARE AND PERSONAL BENEFITS

We offer our United States employees, including our NEOs, comprehensive health and welfare programs including medical, wellness, dental, vision, disability, life insurance and accidental death and dismemberment protection, in each case on the same basis as all our other employees, except as otherwise described above under “Summary Compensation Table.” In addition, we offer a Section 401(k) plan and employee stock purchase plan.

2026 PROXY STATEMENT	49

EXECUTIVE COMPENSATION

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes our equity compensation plan information as of December 31, 2025. Information is included for equity compensation plans approved by our shareholders. We do not have any equity compensation plans not approved by our shareholders:

PLAN CATEGORY	(A) NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS(1)	(B) WEIGHTED AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS(2)	(C) NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN (A))(3)

Equity plans approved by shareholders	1,676,000	$2.67	39,395,342

Equity plans not approved by shareholders	—	—	—
(1)

Includes the 2015 Plan and the 2021 Plan but does not include future rights to purchase Common Stock under our 2021 ESPP, which depend on a number of factors described in our ESPP and will not be determined until the end of the applicable purchase period.

(2)	The weighted-average exercise price excludes any outstanding RSU or PSU awards, which have no exercise price.
(3)

Includes the 2021 Plan and 2021 ESPP. Stock options or other stock awards granted under the 2015 Plan that are forfeited, terminated, expired or repurchased become available for issuance under the 2021 Plan.

The 2021 Plan provides that the total number of shares of our Common Stock reserved for issuance thereunder will automatically increase on January 1st of each year for a period of ten years commencing on January 1, 2022 and ending on (and including) January 1, 2031, in an amount equal to 5.0% of the total number of shares of Common Stock outstanding on December 31st of the preceding year; or such lesser number of shares of Common Stock as determined by our Board prior to January 1st of a given year. In addition, the ESPP provides that the total number of shares of our common stock reserved for issuance thereunder will automatically increase on January 1st of each year for a period of up to ten years commencing on January 1, 2022 and ending on (and including) January 1, 2031, in an amount equal to the lesser of (i) 1.0% of the total number of shares of Common Stock outstanding on December 31st of the preceding year, and (ii) 4,200,000 shares of Common Stock; or such lesser number of shares of Common Stock as determined by our Board prior to January 1st of a given year.

Accordingly, on January 1, 2026, the number of shares of Common Stock available for issuance under the 2021 Plan increased by 8,658,965 shares pursuant to this provision and the number of Common Stock available for issuance under the ESPP increased by 1,731,793. These increases are not reflected in the table above.

50	ACV AUCTIONS

EXECUTIVE COMPENSATION

2025 CEO PAY RATIO DISCLOSURE

PAY RATIO

Presented below is the ratio of total annual compensation of our CEO to the total annual compensation of our median employee. We believe the ratio is a reasonable estimate in a manner consistent with Item 402(u) of Regulation S-K under the Securities and Exchange Act of 1934. SEC rules for identifying the median employee allow companies to apply various methodologies and assumptions, and as a result, the pay ratio report herein may not be comparable to the pay ratio reported by other companies.

As determined in accordance with the SEC rules, the fiscal 2025 total annual compensation for our CEO was $7,887,018, as reported in the Summary Compensation Table, and $ 70,401 for our median employee, and the ratio of these amounts is 112:1.

METHODOLOGY FOR IDENTIFYING OUR “MEDIAN EMPLOYEE” AND SUCH EMPLOYEES TOTAL ANNUAL COMPENSATION

To identify the median of the total annual compensation of all our employees (other than our Chief Executive Officer), we first identified our total employee population from which we determined our “median employee”. As permitted by SEC rules to determine the identity of our median employee, we elected to use the total annual compensation of each employee as of December 31, 2025 as set forth herein.

As of such date we determined that our employee population consisted of approximately 3,098 individuals (of which approximately 88.6% were located in the United States and 11.4% were located in jurisdictions outside the United States. Our employee population consisted of our global workforce of full-time, part-time, seasonal and temporary employees.

For these purposes, we used a “total annual compensation” measure consisting of: (i) fiscal 2025 year annualized base pay (salary or gross wages for hourly employees, excluding paid leave), which we annualized for any permanent employees who commenced work during the fiscal year; (ii) target bonus and cash incentives payable for fiscal year 2025 and (iii) the dollar value of equity awards granted in fiscal year 2025. Compensation amounts were determined from our people and payroll systems of record. Payments not made in US dollars were converted to US dollars using the currency exchange rates for effective as of December 31, 2025.

2026 PROXY STATEMENT	51

EXECUTIVE COMPENSATION

PAY VERSUS PERFORMANCE
The following table sets forth the compensation for our CEO and the average compensation for our other named executive officers (“Other NEOs”) for 2023, 2024, and 2025 (each, a “Covered Year”), each as reported in the Summary Compensation Table (“SCT”) and with certain adjustments to reflect the “compensation actually paid” to such individuals, as calculated in accordance with rules adopted by the SEC in August 2022. “Compensation actually paid” does not reflect amounts actually realized by our CEO and Other NEOs, and may be higher or lower than the amounts, if any, that are ultimately realized by such individuals. The Compensation Committee did not consider “compensation actually paid”, as defined by the SEC, when making its executive compensation decisions for the Covered Years. Please see the Compensation Discussion and Analysis section in this Proxy Statement for a discussion of the Compensation Committee’s philosophy, objectives, and practices when making executive compensation decisions.
The table below also provides information for each Covered Year on our cumulative total shareholder return (“TSR”) and the cumulative TSR of our peer group (with each such TSR determined for the period commencing on our initial public offering registration date on March 22, 2021 (the “IPO Registration Date”)), our net (loss) income and our Adjusted EBITDA. We selected Adjusted EBITDA as our “most important financial performance measure” used to link “compensation actually paid” to our CEO and Other NEOs to our performance for 2025, because (i) we use this measure to assess our operating performance and the operating leverage in our business, and (ii) our annual performance-based bonus metrics for our CEO and Other NEOs for 2025 required an Adjusted EBITDA threshold, along with a GAAP Revenue threshold, in order for any bonus to be paid; please see the section of our Compensation Discussion and Analysis entitled “2025 Executive Compensation Program—Annual Performance-Based Bonus Program.”. We define Adjusted EBITDA as net income (loss), adjusted to exclude: depreciation and amortization; stock-based compensation expense; interest (income) expense; other (income) expense, net; provision for income taxes; and other one-time,
non-recurring
items, when applicable, such as acquisition-related and restructuring expenses.

					VALUE OF INITIAL FIXED $100 INVESTMENT BASED ON:
FISCAL YEAR	SCT TOTAL FOR CEO ($)	COMPENSATION ACTUALLY PAID TO CEO ($) (1)(2)	SCT AVERAGE TOTAL FOR OTHER NEOS ($) (3)(5)	AVERAGE COMPENSATION ACTUALLY PAID TO OTHER NEOS ($) (2)(4)	ACV TOTAL SHAREHOLDER RETURN ($)	PEER GROUP TOTAL SHAREHOLDER RETURN ($) (5)	NET (LOSS) INCOME ($) (6)		ADJUSTED EBITDA ($) (7)

2025	7,887,018	(3,958,896)	4,287,269	(1,663,529)	$26	$161	(66.1	)M	58.8	M

2024	7,616,746	12,428,228	4,149,010	6,228,332	$71	$132	(79.7	)M	28.1	M

2023	6,647,441	11,779,922	3,288,118	6,062,896	$48	$126	(75.3	)M	(18.2	)M

2022	3,290,813	(3,177,416)	1,890,377	(2,353,235)	$26	$76	(102.2	)M	(56.4	)M
1.	The following table shows the adjustments made to the total compensation shown for our CEO, George Chamoun, on the SCT to arrive at “compensation actually paid” as reflected on the table above:

ADJUSTMENTS TO DETERMINE CEO COMPENSATION ACTUALLY PAID	2025

SCT total amount	7,887,018

Less Amounts Reported under “Stock Awards” Column in SCT for the Covered Year	(7,400,133)

Plus Year-End Fair Value of Stock Awards Granted during Covered Year that Remain Unvested as of Year-End	2,687,294

Plus Fair Value on Vesting of Stock Awards Granted during Covered Year that Vested during Covered Year	550,328

Change (positive or negative) in Fair Value from Prior Year-End to Covered Year-End of Stock Awards and Option Awards Granted Prior to Covered Year that were Outstanding and Unvested as of Covered Year-End	(6,146,209)

Change (positive or negative) in Fair Value from Prior Year-end to Vesting Date of Stock Awards and Option Awards Granted Prior to Covered Year that Vested during Covered Year	(1,537,194)

TOTAL ADJUSTMENTS:	(11,845,914)

TOTAL COMPENSATION ACTUALLY PAID:	(3,958,896)
2.
For purposes of the adjustments to determine “compensation actually paid”, we computed the fair value of stock option awards and RSUs in accordance with ASC Topic 718 as of the end of the relevant fiscal year, other than the fair values of equity awards that vested in the Covered Year, which are valued as of the applicable vesting date. The valuation assumptions used in the calculation of such amounts are set forth in Note 13—Stock-based Compensation in our Annual Report on Form
10-K
for the fiscal year ended December 31, 2025.

3.
The Other NEOs for 2021 were Vikas Mehta and Michael Waterman. The Other NEOs for 2022 were William Zerella, Vikas Mehta, Leanne Fitzgerald and Michael Waterman. The Other NEOs for 2023 and 2024 were William Zerella, Vikas Mehta, Michael Waterman and Craig Anderson.

52	ACV AUCTIONS

EXECUTIVE COMPENSATION

4.	The following table shows the adjustments made to the average of the total compensation shown for the Other NEOs on the SCT to arrive at “compensation actually paid” as reflected on the table above:

ADJUSTMENTS TO DETERMINE AVERAGE OTHER NEO COMPENSATION ACTUALLY PAID	2025

SCT total amount	4,287,269

Less Amounts Reported under “Stock Awards” Column in SCT for the Covered Year	(3,858,346)

Plus Year-End Fair Value of Stock Awards Granted during Covered Year that Remain Unvested as of Year-End	1,360,559

Plus Fair Value on Vesting of Stock Awards Granted during Covered Year that Vested during Covered Year	284,536

Change (positive or negative) in Fair Value from Prior Year-End to Covered Year-End of Stock Awards and Option Awards Granted Prior to Covered Year that were Outstanding and Unvested as of Covered Year-End	(3,074,749)

Change (positive or negative) in Fair Value from Prior Year-End to Vesting Date of Stock Awards and Option Awards Granted Prior to Covered Year that Vested during Covered Year	(662,797)

TOTAL ADJUSTMENTS:	(5,950,797)

TOTAL AVERAGE COMPENSATION ACTUALLY PAID:	(1,663,529)
5.
TSR shown in this table utilizes the
Nasdaq-100
Technology Sector Index, which is the index included in the stock performance graph required by Item 201(e) of Regulation
S-K
in our Annual Report on Form
10-K
for the fiscal year ended December 31, 2025. The comparison assumes $100 was invested in our Common Stock and in the
Nasdaq-100
Technology Sector Index for the period commencing on our IPO Registration Date and ending on December 31 of each Covered Year. All dollar values assume reinvestment of the pre-tax
value of any dividends paid by companies included in the
Nasdaq-100
Technology Sector Index. The historical stock price performance of our common stock shown is not necessarily indicative of future stock price performance.

6.
Reflects “Net (loss) income” for each Covered Year as set forth in our Consolidated Statements of Operations included in our Annual Report on Form
10-K
for each of the Covered Years. For the avoidance of doubt, “Net (loss) income” is a GAAP measure.

7.
Reflects “Adjusted EBITDA” for each Covered Year as set forth in our Management’s Discussion and Analysis of Financial Condition and Results of Operations included in our Annual Report on Form
10-K
for each of the Covered Years. “Adjusted EBITDA” is a
non-GAAP
measure. A reconciliation of this
non-GAAP
measure to its most comparable GAAP measure can be found in “Appendix A:
Non-GAAP
Financial Measures.”

DISCUSSION OF COMPENSATION ACTUALLY PAID
As reflected in the tables above, changes in the market price of our common stock following the date of grant of an award can have a significant impact on the disclosure of “compensation actually paid” to our CEO and Other NEOs, as calculated pursuant to the SEC rule.
Further, the timing of equity grants may also unintentionally impact the “compensation actually paid” as calculated pursuant to the rule. Changes in the market price of our common stock following the grant date significantly affect “compensation actually paid” in each period.
To assist in understanding these changes in value, the following table shows the price for one share of our Common Stock as of the IPO Registration Date and the closing price of one share of our Common Stock on the last trading day of each Covered Year:

	12.31.25	12.31.24	12.31.23	12.31.22	IPO REGISTRATION DATE

Price of our Common Stock	$8.02	$21.60	$15.15	$8.21	$30.00

2026 PROXY STATEMENT	53

EXECUTIVE COMPENSATION

In addition, the graph below illustrates the TSR on a fixed $100 investment made as of the IPO Registration Date in shares of our Common Stock and in the
Nasdaq-100
Technology Sector Index.

Comparison of Cumulative Total Return
Among ACV Auctions Inc. and the Nasdaq-100
Technology Sector Index
$180
$160
$140
$120
$100
$80
$60
$40
$20
$0
03/24/21
06/30/21
09/30/21
12/31/21
03/31/22
06/30/22
09/30/22
12/31/22
03/31/23
06/30/23
09/30/23
12/31/23
03/31/24
06/30/24
09/30/24
12/31/24
03/31/25
06/30/25
09/30/25
12/31/25
ACV Auctions
NASDAQ-100 Technology Sector Index

Set forth below are charts illustrating the relationship between (a) the “compensation actually paid” to our CEO and (b) the average “compensation actually paid” to our Other NEOs during each Covered Year and each of:

•	ACV’s cumulative TSR for each Covered Year (commencing with the IPO Registration Date)

54	ACV AUCTIONS

EXECUTIVE COMPENSATION

•	ACV’s Net (loss) income for each Covered Year

•	ACV’s Adjusted EBITDA each Covered Year

2026 PROXY STATEMENT	55

EXECUTIVE COMPENSATION

MOST IMPORTANT PERFORMANCE MEASURES FOR FYE 2025
The following table sets forth an unranked list of the performance measures which we view as the “most important” measures for linking “compensation actually paid” to our CEO and Other NEOs for the fiscal year ended December 31, 2025 to performance. Only two financial measures are linked to compensation under the Performance Bonus Plan. We believe these performance metrics are the most pertinent to our business model in the dealer wholesale market, which has been susceptible to the volatile environment of the past year, including the reduction in the total addressable market for wholesale vehicles. Despite this volatility, we were able to grow our market share during the 2025 fiscal year. We have seen shareholders place value on progress being made in reducing our Adjusted EBITDA loss and have aligned our compensation accordingly.

PERFORMANCE MEASURE	WHAT IT MEASURES

Adjusted EBITDA ($)
Our net income (loss), adjusted to exclude: depreciation and amortization, stock-based compensation expense, interest (income) expense, other (income) expense, net, provision for income taxes, and other one-time,
non-recurring
items, when applicable, such as acquisition-related and restructuring expenses

GAAP Revenue ($)	Our GAAP Revenue (determined on a consolidated basis) GAAP Reported in our audited financial statements

56	ACV AUCTIONS

 PROPOSAL 3: RATIFICATION OF THE APPOINTMENT

 OF ERNST & YOUNG LLP AS OUR INDEPENDENT

 REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board has appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Shareholders are being asked to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2026. Ernst & Young LLP was engaged as the Company’s independent registered public accounting firm by the Audit Committee and has audited the Company’s financial statements since 2018.

The affirmative vote of the holders of a majority of the voting power of the shares present by virtual attendance or represented by proxy and voting affirmatively or negatively on the proposal will be required to ratify the appointment of Ernst & Young LLP.

Although ratification is not required by applicable laws, our amended and restated bylaws or otherwise, the Board is submitting the selection of Ernst & Young LLP to our shareholders for ratification because we value your views on our independent registered public accounting firm. The Audit Committee intends to carefully consider the results of the vote. If the shareholders do not ratify the appointment of Ernst & Young LLP, the committee will reconsider Ernst & Young LLP’s selection. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and our shareholders.

Principal Accountant Fees and Services

The following table presents aggregate fees billed to us by Ernst & Young LLP and its affiliates for the periods set forth below.

	FISCAL YEAR ENDED DECEMBER 31,
	2025	2024
	(IN THOUSANDS)

Audit Fees(1)	$2,055	$2,664

Audit-Related Fees	—	—

Tax Fees	—	—

All Other Fees	—	—

Total Fees	$2,055	$2,664
(1)

Audit fees consist of fees for professional services provided in connection with the audit of our annual consolidated financial statements, the review of our quarterly consolidated financial statements, and audit services that are normally provided by an independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm, Ernst & Young LLP. The policy generally permits pre-approval of specified services in the defined categories of audit services, audit-related services, tax services and permitted non-audit services. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual, explicit, case-by-case basis before the independent registered public accounting firm is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but any pre-approval decision made pursuant to such delegation must be reported to the full Audit Committee at its next scheduled meeting.

2026 PROXY STATEMENT	57

PROPOSAL 3: RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has determined that the rendering of services other than audit services by Ernst & Young LLP is compatible with maintaining the principal accountant’s independence.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

58	ACV AUCTIONS

 AUDIT COMMITTEE REPORT

The Audit Committee oversees the accounting and financial reporting processes of the Company, including establishing, assessing, and maintaining internal controls and audits of the financial statements of the Company on behalf of the Board. The Company’s management has primary responsibility for the financial statements and for assessing and maintaining effective internal control over financial reporting.

The Audit Committee acts pursuant to a written charter. A copy of the charter is available under the “Corporate Governance” section of the “Investor Relations” page of the Company’s website, www.acvauto.com. The Audit Committee is comprised solely of independent directors as defined by the NYSE listing standards and Rule 10A-3 of the Exchange Act.

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2025 with our management. The Audit Committee has also reviewed and discussed with Ernst & Young LLP, our independent registered public accounting firm, the matters required to be discussed by the SEC and Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee has also received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence and has discussed with Ernst & Young LLP the accounting firm’s independence.

Based on the foregoing, the Audit Committee has recommended to our Board, and the Board has approved, that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and filed with the SEC.

Respectfully submitted by the Audit Committee of the Board of Directors

Eileen Kamerick, Chair

René Jones

Brian Radecki

The material in this report is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of ACV Auctions under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

2026 PROXY STATEMENT	59

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

12:17
JEEP COMPASS
1 of 2 Items Completed
Audio Motor Profile
AMP Recording Missing
Record engine audio to complete this inspection
Virtual Lift
12:16 PM ET 05/20/21
+ New Recording

 SECURITY OWNERSHIP OF CERTAIN

 BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock based on information available as of April 1, 2026 by:

•	each of our named executive officers;

•	each of our directors;

•	all of our executive officers and directors as a group; and

•	each person or entity known by us to be beneficial owners of more than 5% of our Common Stock.

We have determined beneficial ownership in accordance with the rules and regulations of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares that they beneficially own, subject to applicable community property laws.

Applicable percentage ownership is based on 174,131,983 shares of Common Stock outstanding as of April 1, 2026. In computing the number of shares beneficially owned by a person and the percentage ownership of such person, we deemed to be outstanding all shares subject to options or RSUs held by the person that are currently exercisable, or would become exercisable, or would vest based on service-based vesting conditions, as applicable, within 60 days of April 1, 2026. However, except as described above, we did not deem such shares outstanding for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, the address for each beneficial owner listed in the table below is c/o ACV Auctions Inc., 640 Ellicott Street, #321, Buffalo, New York 14203.

	COMMON STOCK	% OF TOTAL OUTSTANDING CLASS A STOCK
BENEFICIAL OWNER	NUMBER OF SHARES

5% Shareholders:

The Vanguard Group(1)	–	●

Atreides Management, LP(2)	12,411,800	7.1%

BlackRock, Inc.(3)	11,184,344	6.4%

William Blair Investment Management, LLC(4)	10,891,686	6.3%

Directors and Named Executive Officers:

George Chamoun(5)	2,434,305	1.4%

William Zerella	545,590	●

Vikas Mehta	224,485	●

Michael Waterman(6)	543,164	●

Leanne Fitzgerald	165,857	●

Kirsten Castillo(7)	52,524	●

Robert P. Goodman(8)	1,356,944	●

Brian Hirsch(9)	1,962,465	1.1%

Rene F. Jones (10)	119,107	●

Eileen Kamerick(11)	90,852	●

Brian Radecki(12)	80,208	●

All executive officers and directors as a group (12 persons)(13)	7,678,230	4.4%

●	Indicates beneficial ownership of less than 1% of the total outstanding common stock.

2026 PROXY STATEMENT	61

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

(1)

Based solely on information provided by The Vanguard Group in a Schedule 13G/A filed with the SEC on March 26, 2026, The Vanguard Group reported beneficial ownership of 0 shares of common stock (0%) as of January 12, 2026. According to the filing, the reduction in reported beneficial ownership reflects an internal realignment of certain subsidiaries or business divisions of subsidiaries of The Vanguard Group, Inc., that formerly had, or were deemed to have, beneficial ownership with The Vanguard Group, Inc., which will report beneficial ownership separately (on a disaggregated basis) from The Vanguard Group, Inc. In their 13-F for the period ending December 31, 2025, The Vanguard Group reported beneficial ownership of 15,473,216 shares of common stock. The address of the Vanguard Group is 100 Vanguard Boulevard, Malvern, PA 19355. The number of shares held by Vanguard Group is based on their 13-F filing for the period ending December 31, 2025.

(2)

The address for Atreides Management LP is One International Place, Suite 4410, Boston, MA 02110. The number of shares held by Atreides Management LP is based on their 13-G filed with the SEC on February 17, 2026. They have shared voting power and shared dispositive power over such shares.

(3)	The address for BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001. The number of shares held by BlackRock, Inc. is based on their 13-F filing for the period ending December 31, 2025.
(4)

The address for William Blair Investment Management, LLC is 150 North Riverside Plaza, Chicago, IL 60606. The number of shares held by William Blair Investment Management, LLC is based on their 13-F filing for the period ending December 31, 2025.

(5)

Consists of (i) 2,745,057 shares of Common Stock held by Mr. Chamoun, and (ii) 89,300 shares of Common Stock issuable upon the exercise of stock options held by Mr. Chamoun that are currently exercisable or will be exercisable within 60 days of April 1, 2026.

(6)

Consists of (i) 283,329 shares of Common Stock held by Mr. Waterman, and (ii) 259,835 shares of Common Stock issuable upon the exercise of stock options held by Mr. Waterman that are currently exercisable or will be exercisable within 60 days of April 1, 2026.

(7)

Consists of (i) 29,239 shares of Common Stock held by Ms. Castillo, and (ii) 13,417 shares of Common Stock issuable upon the exercise of stock options held by Ms. Castillo that are currently exercisable or will be exercisable within 60 days of April 1, 2026 and (ii) 9,868 shares of Common Stock scheduled to vest within 60 days of April 1, 2026.

(8)

Consists of (i) 1,326,621 shares of Common Stock held by Mr. Goodman, (ii) 9,868 shares of Common Stock scheduled to vest within 60 days of April 1, 2026 (ii) 7,392 shares of Common Stock held by NB Group, LLC, over which Mr. Goodman exercises control, and (iii) 13,063 shares of Common Stock held by Katama Point LLC, over which Mr. Goodman exercises control. Mr. Goodman, a member of our Board, is a Partner of Bessemer Venture Partners.

(9)

Consists of (i) 89,810 shares of Common Stock held by Mr. Hirsch, (ii) 465,697 shares of Common Stock held by Tribeca Venture Fund II New York, L.P., and (iii) 1,397,090 shares of Common Stock held by Tribeca Venture Fund II, L.P. (together, the “Tribeca Venture Entities”) and (iv) 9,868 shares of Common Stock scheduled to vest for Mr. Hirsch within 60 days of April 1, 2026. Each of Tribeca Venture Partners II GP, LLC, the general partner of the Tribeca Venture Entities, and Mr. Hirsch, a member of our Board of Directors, and Charles Meakem, the managing partners of Tribeca Venture Partners II GP, LLC, have voting and dispositive power over the shares held by the Tribeca Venture Entities. Mr. Hirsch is a Co-Founder and Managing Partner of Tribeca Venture Partners. The address of each of the Tribeca Venture Entities is 99 Hudson Street, 15th Floor New York, NY 10013.

(10)

Consists of (i) 9,239 shares of Common Stock held by Mr. Jones, (ii) 100,000 shares of Common Stock issuable upon the exercise of stock options held by Mr. Jones that are currently exercisable or will be exercisable within 60 days of April 1, 2026 and (iii) 9,868 shares of Common Stock scheduled to vest within 60 days of April 1, 2026.

(11)

Consists of (i) 80,984 shares of Common Stock issuable upon the exercise of stock options held by Ms. Kamerick that are currently exercisable or will be exercisable within 60 days of April 1, 2026 and (ii) 9,868 shares of Common Stock scheduled to vest within 60 days of April 1, 2026.

(12)	Consists of (i) 70,340 shares of Common Stock held by Mr. Radecki and (ii) 9,868 shares of Common Stock scheduled to vest within 60 days of April 1, 2026.
(13)

Consists of (i) 6,972,757 shares of Common Stock held by our directors and executive officers including the shares identified in the chart and 102,729 shares of common stock held by Craig Anderson, and (ii) 543,536 shares of Common Stock issuable upon exercise of stock options held by our directors and executive officers that are currently exercisable or will be exercisable within 60 days of April 1, 2026 and (iii) 59,208 shares of Common Stock scheduled to vest within 60 days of April 1, 2026.

62	ACV AUCTIONS

 TRANSACTIONS WITH

 RELATED PERSONS

Policies and Procedures for Transactions with Related Persons

We have adopted a policy that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our common stock and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related person transaction with us without the approval or ratification of our Board or our Audit Committee. Any request for us to enter into a transaction in which the amount involved exceeds $120,000 and an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of any class of our common stock, or any member of the immediate family of any of the foregoing persons, would have a direct or indirect interest, must be presented to our Board or our Audit Committee for review, consideration and approval. In approving or rejecting any such proposal, our Board or our Audit Committee is to consider the material facts of the transaction, including whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

Other than the transactions below and the compensation arrangements and other arrangements described in the “Executive Compensation” or “Director Compensation” sections of this proxy statement in fiscal year 2025, there were no transactions or series of transaction in which:

•	the amount involved exceeded or will exceed $120,000; and

•

any of our directors, executive officers or holders of more than 5% of our Common Stock at the time of such transaction, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest.

Indemnification Agreements

Our Amended and Restated Certificate of Incorporation contains provisions limiting the liability of directors, and our amended and restated bylaws provide that we will indemnify each of our directors and officers to the fullest extent permitted under Delaware law. Our Amended and Restated Certificate of Incorporation and amended and restated bylaws also provide our Board with discretion to indemnify our employees and other agents when determined appropriate by the Board. In addition, we have entered into an indemnification agreement with each of our directors and executive officers, which requires us to indemnify them.

Employment of Family Member

A brother of George Chamoun, our Chief Executive Officer and a member of our Board, is employed by ACV Auctions. Since January 1, 2025, his annual salary in the role of Director, Business Development was $161,044 until February 25, 2025 when his title changed to Director, Transformational Initiatives and his annual salary was increased to $168,000. As part of Mr. Chamoun’s fiscal 2025 compensation, he also received commissions of $17,500, an RSU award valued at $23,534.24 at the time of the grant and recognized $3,205.81 in stock option gains realized. No other changes have been made to his compensation through March 31, 2025.

2026 PROXY STATEMENT	63

 HOUSEHOLDING OF PROXY

 MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more shareholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

Some brokers with account holders who are our shareholders may be “householding” our proxy materials. For those shareholders receiving materials in the mail, a single set of proxy materials may be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of proxy materials, please notify your broker or us. Direct your written request to us via email at ACVAuctionsIR@icrinc.com or by phone at 646-677-1847. Shareholders who currently receive multiple copies of the proxy materials at their addresses and would like to request “householding” of their communications should contact their brokers.

 ANNUAL REPORT ON

 FORM 10-K

A copy of our Annual Report on Form 10-K has been posted on the internet along with this Proxy Statement and is accessible by following the instructions in the Notice of Internet Availability of Proxy Materials. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy soliciting material.

We have filed our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 with the SEC. It is available free of charge at the SEC’s website at www.sec.gov. Shareholders can also access this proxy statement and our Annual Report on Form 10-K at investors.acvauto.com. A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 is also available without charge upon written request to us via email at ACVAuctionsIR@icrinc.com.

64	ACV AUCTIONS

 ELECTRONIC DELIVERY OF

 FUTURE PROXY MATERIALS

If you receive your proxy materials by mail, we encourage you to elect to receive future copies of our proxy materials by email. To enroll in this program, follow the instructions included on your Notice of Internet Availability of Proxy Materials or in the proxy materials provided by your bank or broker. Enrollment in the online program will remain in effect for as long as your brokerage account is active or until enrollment is canceled. Enrolling to receive proxy materials online will save us the cost of printing and mailing documents and will reduce the environmental impact of our annual meetings.

2026 PROXY STATEMENT	65

 QUESTIONS AND ANSWERS

 ABOUT THE MEETING AND

 VOTING

HOW DO I ATTEND THE 2026 ANNUAL MEETING?

The Annual Meeting will be available via live webcast on www.proxydocs.com/ACVA on May 27, 2026 at 4:00 pm Eastern Time. You must register prior to the start of the meeting at the same website. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the Annual Meeting and will permit you to submit questions.

WHY DID I RECEIVE A ONE-PAGE NOTICE IN THE MAIL REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS INSTEAD OF A FULL SET OF PROXY MATERIALS?

In accordance with rules and regulations adopted by the SEC, instead of mailing a printed copy of our proxy materials to each shareholder of record, we are making our proxy materials, including this proxy statement and our Annual Report, available on the Internet. Shareholders will not receive printed copies of the proxy materials unless they request them. Instead, Notice was sent to most of our shareholders which will instruct you how to access and review the proxy materials on the Internet. If you would like to receive a paper or email copy of our proxy materials, please follow the instructions for requesting such materials in the Notice.

HOW CAN I ACCESS THE PROXY MATERIALS OVER THE INTERNET?

The Notice and proxy card or voting instruction form included with the Proxy Materials will contain instructions on how to view the proxy materials on the internet. Electronic copies of this proxy statement and the Annual Report are available at www.proxydocs.com/ACVA.

WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING?

Shareholders of record of our Common Stock at the close of business on April 1, 2026, which is the record date, will be entitled to vote at the Annual Meeting. As of the close of business on April 1, 2026 (“the Record Date”), there were 174,131,983 shares of Common Stock outstanding and entitled to vote.

A list of our shareholders of record as of the close of business on the Record Date is held on www.proxydocs.com/ACVA and will be made available to shareholders during the virtual Annual Meeting.

WHAT CONSTITUTES A “QUORUM” FOR THE MEETING?

A quorum is required for our shareholders to conduct business at the Annual Meeting. A quorum exists if shareholders holding at least a majority of the voting power of the shares of our Common Stock entitled to vote at the Annual Meeting are present at the Annual Meeting or represented by proxy. Your shares will be counted towards the quorum only if you attend the Annual Meeting virtually, submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee), or if you vote online during the Annual Meeting.

Abstentions, withheld votes and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chairperson of the meeting or the holders of a majority of the voting power of shares present at the Annual Meeting or represented by proxy and entitled to vote on such adjournment may adjourn the Annual Meeting to another date.

WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A SHAREHOLDER OF RECORD/REGISTERED SHAREHOLDER AND AS A BENEFICIAL OWNER OF SHARES?

Registered Shareholders. If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A. (Computershare), you are considered the shareholder of record with respect to those shares.

2026 PROXY STATEMENT	67

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

Beneficial Shareholders. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name” through your broker, bank or other nominee, who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares. Beneficial owners are also invited to attend and vote at the Annual Meeting.

HOW DO I VOTE IF I AM A SHAREHOLDER OF RECORD?

Your vote is important! Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares. You may vote using any one of the methods below. In all cases you should have your 16-digit control number from your Notice of Internet Availability or proxy card available and follow the instructions provided.

INTERNET Before the Annual Meeting by following the instructions on the proxy card	PHONE Call 1-866-425-1701 Toll-free from the U.S. or Canada	MAIL Return the completed and signed proxy card	VIRTUAL ANNUAL MEETING Pre-register and vote online by attending the meeting through www.proxydocs.com/ACVA

Even if you plan to attend the Annual Meeting, we recommend that you submit your proxy or voting instructions in advance of the Annual Meeting as described above so that your vote will be counted if you later decide not to attend or are unable to attend the Annual Meeting.

If you vote via the internet or by telephone, your electronic vote authorizes the named proxies in the same manner as if you signed, dated and returned your proxy card. If you vote via the internet or by telephone, do not return your proxy card.

HOW DO I VOTE IF I AM A BENEFICIAL OWNER OF SHARES?

As a beneficial owner, you have the right to direct your broker, bank, or other agent regarding how to vote the shares in your account, but you must provide such instructions by the deadline provided in the materials provided by your broker, bank, or other agent. You are also invited to attend the Annual Meeting. However, since you are not the shareholder of record, you may be instructed to obtain a legal proxy from your broker, bank, or other agent and to submit a copy in advance of the meeting. Further instructions will be provided to you as part of your registration process for the Annual Meeting.

If you are a beneficial owner and do not instruct your broker, bank or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether, pursuant to stock exchange rules, the particular proposal is deemed to be a “routine” matter. For more information see “How are broker non-votes and abstentions counted?”.

HOW ARE BROKER NON-VOTES, WITHHELD VOTES AND ABSTENTIONS COUNTED?

A broker non-vote happens when shares held by a broker are not voted with respect to a particular proposal because the broker does not have discretionary authority to vote on the matter and has not received voting instructions from its clients. If your broker holds your shares in its name and you do not instruct your broker how to vote, your broker will only have discretion to vote your shares on “routine” matters. Where a proposal is not “routine,” a broker who has not received instructions from its clients does not have discretion to vote its clients’ uninstructed shares on that proposal. At the 2026 Annual Meeting, only the ratification of the appointment of our independent registered public accounting firm (Ernst & Young) is considered a routine matter. All other proposals are considered “non-routine,” and your broker will not have any discretion to vote on these proposals.

Broker non-votes, withheld votes and abstentions by shareholders from voting (including brokers holding their clients’ shares of record who cause abstentions to be recorded) will be counted towards determining whether or not a quorum is present. With respect to Proposal 1, broker non-votes and withheld votes will have no effect and abstentions are not applicable. With respect to Proposal 2, because broker non-votes and abstentions are not votes cast affirmatively or negatively, they will have no effect on the approval of the proposal. Proposal 3 is a “routine” matter, so brokers may vote shares if not instructed by the proxyholder and as a result we do not expect broker non-votes on this proposal. With respect to Proposal 3, because abstentions are not votes cast affirmatively or negatively, they will have no effect on the approval of the proposal.

WHAT IS THE VOTING REQUIREMENT TO APPROVE EACH OF THE PROPOSALS, AND HOW ARE VOTES COUNTED?

For Proposal 1, directors are elected by a plurality of the votes of the shares present by virtual attendance or represented by proxy and entitled to vote on the election of directors. Accordingly, the two nominees receiving the most “FOR” votes will be elected. For Proposals 2 and 3, the affirmative vote of the holders of a majority of the voting power of the shares present by virtual attendance or represented by proxy and voting affirmatively or negatively on such proposal will be required to approve such proposal.

68	ACV AUCTIONS

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

HOW MAY I OBTAIN A COPY OF ACV’S ANNUAL REPORT ON FORM 10-K?

We make available all of our filings that are filed electronically with the SEC, including Forms 10-K, 10-Q and 8-K available on our website. To access these filings, please go to our website (www.acvauto.com).

HOW DO I CHANGE OR REVOKE MY PROXY?

For Shareholders of Record: If you are a holder of record, you may revoke your proxy at any time before it is voted at the Annual Meeting by delivering written notice of revocation to the Secretary of the Company, by submitting a subsequently dated proxy by mail, telephone or the internet in the manner described above under “How do I vote if I’m a shareholder of record,” or by attending the Annual Meeting and voting online during the Annual Meeting. Your most recent vote by proxy card, telephone, or internet or your vote online during the Annual Meeting is the one that is counted. Attendance at the Annual Meeting will not by itself revoke an earlier submitted proxy.

For Beneficial Shareholders: If you hold your shares in street name, you must follow the instructions provided by your broker, bank or nominee to revoke your voting instructions, or if you have obtained a legal proxy from your broker, bank or other nominee giving you the right to vote your shares at the Annual Meeting, by attending the Annual Meeting and voting in person virtually.

WHAT HAPPENS IF I CHOOSE NOT TO VOTE OR VOTE WITH A BLANK PROXY CARD?

If you are a shareholder of record and do not vote through the internet, by telephone, by completing the proxy card that may be delivered to you or online during the Annual Meeting, your shares will not be voted.

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted in accordance with the recommendations of our Board of Directors: “FOR” the election of each of the two nominees for director named in this Proxy Statement; “FOR” the approval, on a non-binding, advisory basis, of the compensation of our named executive officers, and “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026. If any other matter is properly presented at the Annual Meeting, the persons acting as proxies will vote your shares using their best judgment.

WHERE CAN I FIND THE VOTING RESULTS FOR THE ANNUAL MEETING?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting.

HOW MAY I MAKE PROPOSALS OR NOMINATE A DIRECTOR FOR NEXT YEAR’S MEETING?

To be considered for inclusion in next year’s proxy materials pursuant to Rule 14a-8, your proposal must be submitted in writing by December 17, 2026, to our Secretary at 640 Ellicott Street, #321, Buffalo, New York 14203, Attention: Secretary.

Pursuant to our amended and restated bylaws, if you wish to submit a proposal (including a director nomination) at the 2027 Annual Meeting of Shareholders that is not to be included in next year’s proxy materials, you must do so not later than the close of business on January 27, 2027 nor earlier than the close of business on December 28, 2026. However, if the date of our 2027 Annual Meeting of Shareholders is not between April 27, 2027 and August 5, 2027, to be timely, notice by the shareholder must be received (A) not earlier than the close of business on the 150th day prior to the 2027 Annual Meeting of Shareholders and (B) not later than the close of business on the later of the 120th day prior to the 2027 Annual Meeting of Shareholders or, if later, the 10th day following the day on which public announcement of the date of the 2027 Annual Meeting of Shareholders is first made. You are also advised to review our amended and restated bylaws, which contain additional requirements about advance notice of shareholder proposals and director nominations.

2026 PROXY STATEMENT	69

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

WHO IS PAYING FOR THE SOLICITATION OF MY PROXY?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, we have engaged Alliance Advisors, 200 Broadacres Drive, 3rd Floor, Bloomfield, NJ 07003 to help solicit proxies from brokers, banks and other nominee holders of common stock at a cost of $20,000 plus expenses. Our directors and employees may also solicit proxies in person or by telephone and will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

70	ACV AUCTIONS

 OTHER MATTERS

Our Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons acting as proxies to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

LEANNE FITZGERALD Chief Legal Officer and Secretary April 16, 2026

2026 PROXY STATEMENT	71

P.O. BOX 8016, CARY, NC 27512-9903

ACV Auctions Inc.

for Stockholders of Record as of April 1, 2026

Wednesday, May 27, 2026 4:00 PM, Eastern Time

Annual meeting to be held virtually via the internet - please visit

www.proxydocs.com/ACVA for more details.

YOUR VOTE IS IMPORTANT!

PLEASE VOTE BY: 4:00 PM, Eastern Time, May 27, 2026.

This proxy is being solicited on behalf of the Board of Directors

Internet:

www.proxypush.com/ACVA

●

Cast your vote online

●

Have your Proxy Card ready

●

Follow the simple instructions to record your vote

Phone:

1-866-425-1701

●

Use any touch-tone telephone

●

Have your Proxy Card ready

●

Follow the simple recorded instructions

Mail:

●

Mark, sign and date your Proxy Card

●

Fold and return your Proxy Card in the postage-paid
envelope provided

Virtual:

You must register prior to the meeting to attend the meeting online and/or participate at www.proxydocs.com/ACVA.

The undersigned hereby appoints George Chamoun, William Zerella and Leanne Fitzgerald (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of ACV Auctions Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN, OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendations. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Copyright © 2026 BetaNXT, Inc. or its affiliates. All Rights Reserved

ACV Auctions Inc. Annual Meeting of Stockholders

Please make your marks like this:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

    FOR EACH NOMINEE FOR DIRECTOR IN PROPOSAL 1, AND FOR PROPOSALS 2 AND 3

	PROPOSAL	YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS

1.	Elect the two Class II directors named in this Proxy Statement:	FOR	WITHHOLD
	1.01 Brian Hirsch	☐	☐		FOR

	1.02 Eileen Kamerick	☐	☐		FOR

		FOR	AGAINST	ABSTAIN
2.	Approve, on a non-binding, advisory basis, the compensation of our named executive officers;	☐	☐	☐	FOR

3.	Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026, and	☐	☐	☐	FOR

NOTE: Transact such other business as may properly come before the Annual Meeting.

You must register prior to the meeting to attend the meeting online and/or participate at

www.proxydocs.com/ACVA.

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date